AMERICAN INDEPENDENCE FUNDS TRUST

335 MADISON AVENUE, MEZZANINE

NEW YORK, NY 10017

GENERAL AND ACCOUNT INFORMATION: (888) 266-8787

AMERICAN INDEPENDENCE FINANCIAL SERVICES - INVESTMENT ADVISER

("AIFS" OR THE "ADVISER")

Foreside Distribution Services, L.P.

(“FORESIDE” OR THE “DISTRIBUTOR”)

STATEMENT OF ADDITIONAL INFORMATION

Fusion Global Long/Short Fund

Class A and Institutional Class Shares

This Statement of Additional Information (the "SAI") describes one fund the Fusion Global Long/Short Fund (the "Fund"), which is managed by American Independence Financial Services, LLC.

The Fund constitutes a separate investment portfolio with distinct investment objectives and policies. Shares of the Fund are sold to the public as an investment vehicle for individuals, institutions, corporations and fiduciaries.

This SAI is not a prospectus and is only authorized for distribution when preceded or accompanied by a prospectus for the Fund dated December 22, 2009 (the "Prospectus"). This SAI contains additional and more detailed information than that set forth in the Prospectus and should be read in conjunction with the Prospectus. The Financial Statements included in the Fund’s August 31, 2008.  Annual Report to Shareholders are incorporated by reference into this SAI. The Prospectus and Annual Report may be obtained without charge by writing the Funds at the address above or calling 1-888-266-8787.

SHARES OF THE FUNDS ARE NOT BANK DEPOSITS AND SUCH SHARES ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. YOU COULD ALSO LOSE MONEY BY INVESTING IN ONE OF THE FUNDS. IN ADDITION, THE DIVIDENDS PAID BY A FUND WILL GO UP AND DOWN.

December 22, 2009

TABLE OF CONTENTS

Investment Policies and Practices of the Funds                                                                                        3

Investment Restrictions                                                                                                                          14

Risks of Investing in the Funds                                                                                                                15

Management                                                                                                                                         16

Trustees and Officers                                                                                                                       17

Investment Adviser                                                                                                                           18

Sub-advisers                                                                                                                                    19

Administrative Services                                                                                                                     22

Distribution and Service Plan                                                                                                             23

Sub-Transfer Agency Plan                                                                                                                 24

Custodian, Transfer Agent & Dividend Dispersing Agent                                                                       25

Expenses                                                                                                                                        25

Fee Waivers                                                                                                                                    26

Independent Registered Public Accounting Firm and Counsel                                                              26

Anti Money Laundering Program                                                                                                        26

Voting Rights                                                                                                                                   27

Conversion Into Feeder Fund                                                                                                             27

Performance                                                                                                                                    28

Disclosure of Portfolio Holdings Information                                                                                        29

Miscellaneous                                                                                                                                 34

APPENDIX A                                                                                                                                         35

APPENDIX B                                                                                                                                         43

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THE PROSPECTUSES, OR IN THIS STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THE PROSPECTUSES AND, IF GIVEN OR MADE, SUCH INFORMATION OR PRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN INDEPENDENCE FUNDS. THIS STATEMENT OF ADDITIONAL INFORMATION DOES NOT CONSTITUTE AN OFFERING BY AMERICAN INDEPENDENCE FUNDS IN ANY JURISDICTION IN WHICH SUCH AN OFFERING MAY NOT LAWFULLY BE MADE.

Investment Policies, Strategies and Associated Risks

The Fund is a separate investment fund or portfolio, commonly known as a mutual fund. The Fund is a separate portfolio of American Independence Funds Trust, a Delaware statutory trust, organized under the laws of Delaware on October 7, 2004 as an open-end, management investment company.  The Trust’s Board of Trustees oversees the overall management of the Fund and elects the officers of the Trust.

The Fund’s investment objective is long-term capital appreciation across a wide variety of market conditions, with the goal of providing longer term investors better returns with less volatility than the broad equity market averages across a full market cycle.

MAIN STRATEGIES

To achieve its investment objective, the Fund applies proprietary quantitative and trading methodologies to invest in equities, exchange-traded funds (“ETFs”) which represent general asset classes, including: both U.S. and overseas equity markets; U.S. fixed income markets; broad commodity indices; and the U.S. dollar.  ETFs are open-end investment companies which track securities indices or baskets of securities.  The expenses associated with investing in ETFs are typically lower than the expenses associated with investing in all of the underlying securities which comprise the indices that the ETFs track.  The Fund’s assets may be allocated among the different types of ETFs at the Adviser’s discretion.  The Fund’s assets may be allocated among the different types of ETFs at the Adviser’s discretion.  Management considers the primary benchmark of the Fund to be the Consumers Price Index (CPI).  As of March 2009, the CPI was -0.41% for the trailing 12 months.  The S&P 500 is presented as a benchmark in compliance with SEC regulations.

Under normal market conditions, the Fund will allocate its assets among securities of various regions and countries, including the United States.  The Fund’s portfolio may include securities in both developed and emerging markets in Europe, the Far East, the Middle East, Africa, Australia, Latin America and North America.  The Fund may invest up to 150% net long and 50% net short.     The Fund may also invest up to 30% of its net assets in U.S. Government zero-coupon bonds.  In addition to securities, the Fund’s investments in U.S. fixed income markets may include other investment companies.

The sub adviser’s bottom up and top-down strategies and methodologies are designed to profit from market trends in both directions in these asset classes.  Specifically, the Adviser will take long positions, or buy securities that the sub advisors deems attractive and take short positions in, or sell and/or sell short securities, in securities that the sub advisor has deems unattractive.  The Adviser also actively employs the use of cash and cash equivalents in an attempt to both sidestep market declines as well as lower overall portfolio volatility.

There is no assurance that the Fund will achieve its investment objective.  The following discussion supplements the description of the Fund’s investment objective and principal investment strategies set forth in the Prospectus.  Except for the fundamental investment limitations listed below (see “Fundamental Investment Limitations”), the Fund’s investment strategies and policies are not fundamental and may be changed by sole action of the Board of Trustees, without shareholder approval.  While the Fund is permitted to hold securities and engage in various strategies as described hereafter, it is not obligated to do so.  The Fund’s investment objective and strategies may be changed without the approval of the Fund’s shareholders upon 30 days’ written notice to shareholders.

Whenever an investment policy or limitation states a maximum percentage of the Fund’s assets that may be invested in any security, either directly or via the underlying investment companies in which the Fund invests, including ETFs (“Underlying Fund(s)”), or other asset, or sets forth a policy regarding quality standards, such standard or percentage limitation will be determined immediately after and as a result of the Fund’s acquisition or sale of such security or other asset.  Accordingly, except with respect to borrowing and illiquid securities, any subsequent change in values, net assets or other circumstances will not be considered when determining whether an investment complies with the Fund’s investment policies and limitations.  In addition, if a bankruptcy or other extraordinary event occurs concerning a particular investment by the Fund, the Fund may receive stock, real estate or other investments that the Fund would not, or could not, buy.  If this happens, the Fund would sell such investments as soon as practicable while trying to maximize the return to its shareholders.

Recent Market Events

During 2008, U.S. and international markets experienced dramatic volatility.  As a result, the securities markets have experienced substantially lower valuations, reduced liquidity, price volatility, credit downgrades, and increased likelihood of default and valuation difficulties.  Accordingly, the risks of investing in the following securities have increased.

Exchange-Traded Funds (“ETFs”)

The securities in which the Fund invests are primarily shares of ETFs.  Each share represents an undivided ownership interest in the portfolio of stocks held by an ETF.  ETFs are open-end investment companies that acquire and hold either:

  shares of all of the companies that are represented by a particular index in the same proportion that is represented in the index itself; or

  shares of a sampling of the companies that are represented by a particular index in a proportion meant to track the performance of the entire index.

ETFs are intended to provide investment results that, before expenses, generally correspond to the price and yield performance of the corresponding market index, and the value of their shares should, under normal circumstances, closely track the value of the index’s underlying component stocks.   ETFs generally do not buy or sell securities, except to the extent necessary to conform their portfolios to the corresponding index.  Because an ETF has operating expenses and transaction costs, while a market index does not, ETFs that track particular indices typically will be unable to match the performance of the index exactly.

ETFs generally do not sell or redeem their shares for cash, and most investors do not purchase or redeem shares directly from an ETF at all.  Instead, the ETF issues and redeems its shares in large blocks (typically 50,000 of its shares) called “creation units.”  Creation units are issued to anyone who deposits a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit, and creation units are redeemed in kind for a portfolio of the underlying securities (based on the ETF’s net asset value (“NAV”)) together with a cash payment generally equal to accumulated dividends as of the date of redemption.  Most ETF investors, however, purchase and sell ETF shares in the secondary trading market on a securities exchange, in lots of any size, at any time during the trading day.  ETF investors generally must pay a brokerage fee for each purchase or sale of ETF shares, including purchases made to reinvest dividends.

Because ETF shares are created from the stocks of an underlying portfolio and can be redeemed into the stocks of an underlying portfolio on any day, arbitrage traders may move to profit from any price discrepancies between the shares and the ETF’s portfolio, which in turn helps to close the price gap between the two.  Of course, because of the forces of supply and demand and other market factors, there may be times when an ETF share trades at a premium or discount to its NAV.

The Fund intends to be an intermediate-term investor in ETFs and does not intend to purchase and redeem creation units to take advantage of short-term arbitrage opportunities. However, the Fund may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities and use it (and any required cash) to purchase creation units, if the Adviser believes it is in the Fund’s best interest to do so.  The Fund’s ability to redeem creation units may be limited by the 1940 Act, which provides that ETFs will not be obligated to redeem shares held by the Fund in an amount exceeding one percent of their total outstanding securities during any period of less than 30 days.

The Fund intends to invest in commodity-based ETF shares which are not registered as an investment company (see “Other Investment Companies” below) under the 1940 Act.  These investments may include, but are not limited to, DB Commodity Index Tracking Funds (“DBC”), GSCI Commodity Indexed Trust Funds (“GSG”) or U.S. Dollar Index Funds (“UUP” or “UDN”).

In connection with its investment in ETF shares, the Fund will incur various costs.  The Fund may also realize capital gains when ETF shares are sold, and the purchase and sale of the ETF shares may include a brokerage commission that may result in costs.  In addition, the Fund is subject to other fees as an investor in ETFs.  Generally, those fees include, but are not limited to, Trustees fees, operating expenses, licensing fees, registration fees and marketing expenses, each of which will be reflected in the NAV of ETFs and therefore the shares representing a beneficial interest therein.

There is a risk that the ETFs in which the Fund invests may terminate due to extraordinary events that may cause any of the service providers to the ETFs, such as the trustee or sponsor, to close or otherwise fail to perform their obligations to the ETF.  Also, because the ETFs in which the Fund intends to principally invest are each granted licenses by agreement to use the indices as a basis for determining their compositions and/or otherwise to use certain trade names, the ETFs may terminate if such license agreements are terminated.  In addition, an ETF may terminate if its entire NAV falls below a certain amount.  Although the Adviser believes that, in the event of the termination of an underlying ETF, it will be able to invest instead in shares of an alternate ETF tracking the same market index or another market index with the same general market, there is no guarantee that shares of an alternate ETF would be available for investment at that time.

Aggressive ETF Investment Technique Risk.   ETFs may use investment techniques and financial instruments that could be considered aggressive, including the use of futures contracts, options on futures contracts, securities and indices, forward contracts, swap agreements and similar instruments.  An ETF’s investment in financial instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested in those instruments.  Such instruments, particularly when used to create leverage, may expose the ETF to potentially dramatic changes (losses or gains) in the value of the instruments and imperfect correlation between the value of the instruments and the relevant security or index.  The use of aggressive investment techniques also exposes an ETF to risks different from, or possibly greater than, the risks associated with investing directly in securities contained in an index underlying the ETF’s benchmark, including: (1) the risk that an instrument is temporarily mispriced; (2) credit, performance or documentation risk on the amount each ETF expects to receive from a counterparty; (3) the risk that securities prices, interest rates and currency markets will move adversely and an ETF will incur significant losses; (4) imperfect correlation between the price of financial instruments and movements in the prices of the underlying securities; (5) the risk that the cost of holding a financial instrument might exceed its total return; and (6) the possible absence of a liquid secondary market for any particular instrument and possible exchange imposed price fluctuation limits, both of which may make it difficult or impossible to adjust an ETF’s position in a particular instrument when desired.

Inverse Correlation ETF Risk .   ETFs benchmarked to an inverse multiple of an index should lose value as the index or security underlying such ETF’s benchmark is increasing (gaining value) a result that is the opposite from traditional mutual funds.

Leveraged ETF Risk .   Leverage offers a means of magnifying market movements into larger changes in an investment’s value and provides greater investment exposure than an unleveraged investment.  While only certain ETFs employ leverage, many may use leveraged investment techniques for investment purposes.  The ETFs that employ leverage will normally lose more money in adverse market environments than ETFs that do not employ leverage.

Other Investment Companies

The Fund may invest its assets in shares of other investment companies, including money market funds, other mutual funds or ETFs.  The Fund’s investments in money market funds may be used for cash management purposes and to maintain liquidity in order to satisfy redemption requests or pay unanticipated expenses.  The Fund limits its investments in securities issued by other investment companies in accordance with the 1940 Act.  Section 12(d)(1) of the 1940 Act precludes the Fund from acquiring: (i) more than 3% of the total outstanding shares of another investment company; (ii) shares of another investment company having an aggregate value in excess of 5% of the value of the total assets of the Fund; or (iii) shares of another registered investment company and all other investment companies having an aggregate value in excess of 10% of the value of the total assets of the Fund.  However, Section 12(d)(1)(F) of the 1940 Act provides that the provisions of paragraph 12(d) shall not apply to securities purchased or otherwise acquired by the Fund if: (i) immediately after such purchase or acquisition not more than 3% of the total outstanding shares of such investment company is owned by the Fund and all affiliated persons of the Fund; and (ii) the Fund has not offered or sold, and is not proposing to offer or sell its shares through a principal underwriter or otherwise at a public or offering price that includes a sales load of more than 1 1/2%.

If the Fund invests in investment companies, including ETFs, pursuant to Section 12(d)(1)(F), it must comply with the following voting restrictions: when the Fund exercises voting rights, by proxy or otherwise, with respect to investment companies owned by the Fund, the Fund will either seek instruction from the Fund’s shareholders with regard to the voting of all proxies and vote in accordance with such instructions, or vote the shares held by the Fund in the same proportion as the vote of all other holders of such security.  In addition, an investment company purchased by the Fund pursuant to Section 12(d)(1)(F) shall not be required to redeem its shares in an amount exceeding 1% of such investment company’s total outstanding shares in any period of less than thirty days.  In addition to the advisory and operational fees the Fund bears directly in connection with its own operation, the Fund also bears its pro rata portion of the advisory and operational expenses of each other investment company.

Equity Securities

The Fund may invest indirectly in equity securities consistent with the Fund’s investment objective and principal investment strategies.  An equity security (such as a stock, partnership interest or other beneficial interest in an issuer) represents a proportionate share of the ownership of a company.  Its value is based on the success of the company’s business, any income paid to stockholders, the value of its assets and general market conditions.  Common stocks and preferred stocks are examples of equity securities.  Preferred stocks are equity securities that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets.  Some preferred stocks may be convertible into common stock.

To the extent the Fund is invested in the equity securities of small - or medium-size companies, directly or indirectly, it will be exposed to the risks of smaller sized companies.  Small - and medium-size companies often have narrower markets for their goods and/or services and more limited managerial and financial resources than larger, more established companies.  Furthermore, those companies often have limited product lines, services, markets, financial resources, or are dependent on a small management group.  In addition, because these securities are not well-known to the investing public, do not have significant institutional ownership, and are followed by relatively few security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies.  Adverse publicity and investor perceptions, whether based on fundamental analysis, can decrease the value and liquidity of securities held by a fund.  As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund’s portfolio.

Fixed-Income Securities

The Fund may invest in fixed-income securities, including government and corporate bonds, money market instruments, high yield securities or “junk bonds” and zero-coupon bonds.  To a limited extent, the Fund may invest directly in fixed-income securities consistent with the Fund’s investment objective and principal investment strategies.  Zero-coupon bonds are purchased at a discount from their face values and accrue interest at the applicable coupon rate over a period of time.  The Fund may invest up to 30% of its net assets in zero-coupon bonds.   Fixed -income securities purchased by the Fund may consist of obligations of any rating.  Fixed-income securities in the lowest investment grade categories have speculative characteristics, with changes in the economy or other circumstances more likely to lead to a weakened capacity of the bonds to make principal and interest payments than would occur with bonds rated in higher categories.  High yield bonds are typically rated below “Baa” by Moody’s Investors Service, Inc. (“Moody’s”) or below “BBB” by Standard & Poor’s Ratings Group (“S&P”) or below investment grade by other recognized rating agencies.  The Fund may also invest in other mutual funds that invest in unrated securities of comparable quality under certain circumstances.  Such bonds are subject to greater market fluctuations and risk of loss of income and principal than higher rated bonds for a variety of reasons, including:

  Sensitivity to Interest Rate and Economic Change.  The economy and interest rates affect high yield securities differently than other securities.  For example, the prices of high yield bonds have been found to be less sensitive to interest rate changes than higher-rated investments, but more sensitive to adverse economic changes or individual corporate developments.  Also, during an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest obligations, to meet projected business goals, and to obtain additional financing.  If the issuer of a bond defaults, an underlying mutual fund may incur additional expenses to seek recovery.  In addition, periods of economic uncertainty and changes can be expected to result in increased volatility or market prices of high yield bonds and the Underlying Fund’s asset values.

  Payment Expectations.  High yield bonds present certain risks based on payment expectations.  For example, high yield bonds may contain redemption and call provisions.  If an issuer exercises these provisions in a declining interest rate market, an Underlying Fund would have to replace the security with a lower yielding security, resulting in a decreased return for investors.  Conversely, a high yield bond’s value will decrease in a rising interest rate market, as will the value of the Underlying Fund’s assets.  If an Underlying Fund experiences unexpected net redemptions, it may be forced to sell its high yield bonds without regard to their investment merits, thereby decreasing the asset base upon which the Underlying Fund’s expenses can be spread and possibly reducing the Underlying Fund’s rate of return.

  Liquidity and Valuation.  To the extent that there is no established retail secondary market, there may be thin trading of high yield bonds, and this may impact a fund’s ability to accurately value high yield bonds and may hinder a fund’s ability to dispose of the bonds.  Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield bonds, especially in a thinly traded market.

  Credit Ratings.  Credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield bonds.  Also, because credit rating agencies may fail to timely change the credit ratings to reflect subsequent events, Underlying Funds must monitor the issuers of high yield bonds in their portfolios to determine if the issuers will have sufficient cash flow and profits to meet required principal and interest payments, and to assure the bonds’ liquidity so the Underlying Fund can meet redemption requests.

High-yield securities are deemed speculative with respect to the issuer’s capacity to pay interest and repay principal over a long period of time.  Special tax considerations are associated with investing in high-yield securities structured as zero coupon or “pay-in-kind” securities.  An Underlying Fund will report the interest on these securities as income even though it receives no cash interest until the security’s maturity or payment date.

The payment of principal and interest on most fixed-income securities purchased by a fund will depend upon the ability of the issuers to meet their obligations.  An issuer’s obligations under its fixed-income securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations.  The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its fixed-income securities may be materially adversely affected by litigation or other conditions.

The ratings of S&P, Moody’s and other nationally recognized rating agencies represent their opinions as to the quality of fixed-income securities.  It should be emphasized, however, that ratings are general and are not absolute standards of quality, and fixed-income securities with the same maturity, interest rate and rating may have different yields while fixed-income securities of the same maturity and interest rate with different ratings may have the same yield.  For a more detailed description of ratings, please see Appendix A.

Foreign Investments and Currencies

The may invest in securities of foreign issuers of any size and foreign securities traded on a national securities market.

Depositary Receipts.  The may invest their assets in securities of foreign issuers in the form of depositary receipts, including ADRs, which are securities representing securities of foreign issuers.  Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the U.S. securities markets.  ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities.  For purposes of the Fund’s investment policies, ADRs are deemed to have the same classification as the underlying securities they represent.  Thus, an ADR representing ownership of common stock will be treated as common stock.

Risks of Investing in Foreign Securities.  Investments in foreign securities involve certain inherent risks, including the following:

Political and Economic Factors.  Individual foreign economies of certain countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position.  The internal politics of certain foreign countries may not be as stable as those of the United States.  Governments in certain foreign countries also continue to participate to a significant degree, through ownership interest or regulation, in their respective economies.  Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, and could have a significant effect on market prices of securities and payment of interest.  The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners.  Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

Currency Fluctuations.  The may be denominated in foreign currencies.  Accordingly, a change in the value of any such currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of the underlying fund’s assets denominated in that currency.  Such changes will also affect the underlying fund’s income.  The value of the underlying fund’s assets may also be affected significantly by currency restrictions and exchange control regulations enacted from time to time.

Taxes.  The interest and dividends payable on certain of the underlying funds’ foreign portfolio securities may be subject to foreign withholding taxes, thus reducing the net amount of income available for distribution to shareholders, including the Fund.

Costs.  To the extent that ch the Fund invests is invested in foreign securities, the fund’s expense ratio is likely to be higher than those of investment companies investing only in domestic securities, because the cost of maintaining the custody of foreign securities is higher.

Emerging Markets.  The may invest in foreign securities that may include securities of companies located in developing or emerging markets, which entail additional risks, including: less social, political and economic stability; smaller securities markets and lower trading volume, which may result in less liquidity and greater price volatility; national policies that may restrict an underlying fund’s investment opportunities, including restrictions on investments in issuers or industries, or expropriation or confiscation of assets or property; and less developed legal structures governing private or foreign investment.

Derivative Instruments

As a non-principal investment strategy, the Fund may use futures contracts (sometimes referred to as “futures”) and options on futures contracts (collectively, “Derivative Instruments”) as a substitute for a comparable market position in the underlying security, to attempt to hedge or limit the exposure of the Fund’s position, to create a synthetic money market position, for certain tax-related purposes and to effect closing transactions.

The use of Derivative Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity Futures Trading Commission (the “CFTC”).  In addition, the Fund’s ability to use Derivative Instruments will be limited by tax considerations.  Pursuant to a claim for exemption filed with the National Futures Association on behalf of the Fund, the Fund is not deemed to be a commodity pool operator or a commodity pool under the Commodity Exchange Act and is not subject to registration or regulation as such under the Commodity Exchange Act.  In addition to the instruments, strategies and risks described below and in the Prospectus, the   Adviser may discover additional opportunities in connection with Derivative Instruments and other similar or related techniques.  These new opportunities may become available as the Adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Derivative Instruments or other techniques are developed.  The Adviser may utilize these opportunities to the extent that they are consistent with the Fund’s investment objective and permitted by the Fund’s investment limitations and applicable regulatory authorities.

Special Risks.  The use of Derivative Instruments involves special considerations and risks, certain of which are described below.  Risks pertaining to particular Derivative Instruments are described in the sections that follow.

(1)           Successful use of most Derivative Instruments depends upon the Adviser’s ability to predict movements of the overall securities markets, which requires different skills than predicting changes in the prices of individual securities.  The ordinary spreads between prices in the cash and futures markets, due to the differences in the natures of those markets, are subject to distortion.  Due to the possibility of distortion, a correct forecast of stock market trends by the Adviser may still not result in a successful transaction.  The Adviser may be incorrect in its expectations as to the extent of market movements or the time span within which the movements take place, which, thus, may result in the strategy being unsuccessful.

(2)           Options and futures prices can diverge from the prices of their underlying instruments.  Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument and the time remaining until expiration of the contract, which may not affect security prices the same way.  Imperfect or no correlation also may result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, and from imposition of daily price fluctuation limits or trading halts.

(3)           As described below, the Fund might be required to maintain assets as “cover,” maintain segregated accounts or make margin payments when it takes positions in Derivative Instruments involving obligations to third parties (e.g., financial instruments other than purchased options).  If the Fund were unable to close out its positions in such financial instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured.  These requirements might impair the Fund’s ability to sell a portfolio security or make an investment when it would otherwise be favorable to do so or require that the Fund sell a portfolio security at a disadvantageous time.  The Fund’s ability to close out a position in a Derivative Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the “counter-party”) to enter into a transaction closing out the position.  Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to the Fund.

(4)    Losses may arise due to unanticipated market price movements, lack of a liquid secondary market for any particular instrument at a particular time or due to losses from premiums paid by the Fund on options transactions.

Cover.  Transactions using Derivative Instruments, other than purchased options, expose the Fund to an obligation to another party.  The Fund will not enter into any such transactions unless it owns either (1) an offsetting (“covered”) position in securities or other options or futures contracts or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above.  The Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, set aside cash or liquid assets in an account with its custodian, U.S. Bank, N.A. (the “Custodian”), in the prescribed amount as determined daily.

Assets used as cover or held in an account cannot be sold while the position in the corresponding Derivative Instrument is open, unless they are replaced with other appropriate assets.  As a result, the commitment of a large portion of the Fund’s assets to cover accounts could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.

Futures Contracts and Options on Futures Contracts.  A futures contract obligates the seller to deliver (and the purchaser to take delivery of) the specified security on the expiration date of the contract.  An index futures contract obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific index at the close of the last trading day of the contract and the price at which the agreement is made.  No physical delivery of the underlying securities in the index is made.

When the Fund writes an option on a futures contract, it becomes obligated, in return for the premium paid, to assume a position in the futures contract at a specified exercise price at any time during the term of the option.  If the Fund writes a call, it assumes a short futures position.  If it writes a put, it assumes a long futures position.  When the Fund purchases an option on a futures contract, it acquires the right in return for the premium it pays to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

Whether the Fund realizes a gain or loss from futures activities depends upon movements in the underlying security or index.  The extent of the Fund’s loss from an unhedged short position in futures contracts or from writing unhedged call options on futures contracts is potentially unlimited.  The Fund only purchases and sells futures contracts and options on futures contracts that are traded on a U.S. exchange or board of trade.

No price is paid upon entering into a futures contract.  Instead, at the inception of a futures contract the Fund is required to deposit “initial margin” in an amount generally equal to 10% or less of the contract value.  Margin also must be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules.  Unlike margin in securities transactions, initial margin does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied.  Under certain circumstances, such as periods of high volatility, the Fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent “variation margin” payments are made to and from the futures commission merchant daily as the value of the futures position varies, a process known as “marking-to-market.”  Variation margin does not involve borrowing, but rather represents a daily settlement of the Fund’s obligations to or from a futures commission merchant.  When the Fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk.  In contrast, when the Fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements.  If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions in options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold.  Positions in futures and options on futures contracts may be closed only on an exchange or board of trade that provides a secondary market.  However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time.  In such event, it may not be possible to close a futures contract or options position.

Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day’s settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.  Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses.  The Fund would continue to be subject to market risk with respect to the position.  In addition, except in the case of purchased options, the Fund would continue to be required to make daily variation margin payments and might be required to maintain cash or liquid assets in an account.

Risks of Futures Contracts and Options Thereon.  The ordinary spreads between prices in the cash and futures markets (including the options on futures markets), due to differences in the natures of those markets, are subject to the following factors, which may create distortions.  First, all participants in the futures market are subject to margin deposit and maintenance requirements.  Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationships between the cash and futures markets.  Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery.  To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.  Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

 Under the supervision of the Board of Trustees, the Fund will determine whether investments in futures contracts and options thereon are illiquid.  The Fund is restricted to investing no more than 15% of its total assets in securities that are illiquid; that is, not readily marketable.

Short Sales

The Fund’s investment strategy entails making short sales on securities in its portfolio representing up to 50% of the Fund’s net assets.  Short sales are transactions in which the Fund sells a security it does not own in anticipation of a decline in the value of that security relative to the long positions held by the Fund.  To complete such a transaction, the Fund must borrow the security to make delivery to the buyer.  The Fund then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement.  The price at such time may be more or less than the price at which the security was sold by the Fund.  Until the security is replaced, the Fund is required to repay the lender any dividends or interest that accrues during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold.  The net proceeds of the short sale will be retained by the broker (or by the Custodian in a special custody account), to the extent necessary to meet margin requirements, until the short position is closed out.  The Fund also will incur transaction costs in effecting short sales.

The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security.  Short sales may, however, protect the Fund against the risk of losses in the value of its portfolio securities because any unrealized losses with respect to such portfolio securities should be wholly or partially offset by a corresponding gain in the short position.  However, any potential gains in such portfolio securities should be wholly or partially offset by a corresponding loss in the short position.  The extent to which such gains or losses are offset will depend upon the amount of securities sold short relative to the amount the Fund owns, either directly or indirectly.  There can be no assurance that the Fund will be able to close out a short position at any particular time or at an acceptable price.

The Fund also must segregate liquid assets equal to the difference between (a) the market value of the securities sold short at the time they were sold short and (b) the value of the collateral deposited with the broker in connection with the short sale (not including the proceeds from the short sale).  While the short position is open, the Fund must maintain segregated assets at such a level that the amount segregated plus the amount deposited with the broker as collateral equal the current market value of the securities sold short.  The dollar amount of short sales may not exceed 50% of the net assets of the Fund at any time.

Borrowing

The Fund may borrow money for investment purposes, which is a form of leveraging.  Leveraging investments, by purchasing securities with borrowed money, is a speculative technique that increases investment risk while increasing investment opportunity.  Leverage will magnify changes in the Fund’s NAV and on the Fund’s investments.  Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowing is outstanding.  Leverage also creates interest expenses for the Fund.  To the extent the income derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay, the Fund’s net income will be greater than it would be if leverage were not used.  Conversely, if the income from the assets obtained with borrowed funds is not sufficient to cover the cost of leveraging, the net income of the Fund will be less than it would be if leverage were not used, and therefore the amount available for distribution to shareholders as dividends will be reduced.  The use of derivatives in connection with leverage creates the potential for significant loss.

The Fund may also borrow money to meet redemptions or for other emergency purposes.  Such borrowings may be on a secured or unsecured basis at fixed or variable rates of interest.  The 1940 Act requires the Fund to maintain continuous asset coverage of not less than 300% with respect to all borrowings.  If such asset coverage should decline to less than 300% due to market fluctuations or other reasons, the Fund may be required to dispose of some of its portfolio holdings within three days in order to reduce the Fund’s debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to dispose of assets at that time.

The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit.  Either of these requirements would increase the cost of borrowing over the stated interest rate.

Borrowing by the Fund creates an opportunity for increased net income, but at the same time, creates special risk considerations.  For example, leveraging may exaggerate the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio.

Securities Lending

The Fund may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase the return on its portfolio.  The value of the loaned securities may not exceed one-third of the Fund’s total net assets and loans of portfolio securities are fully collateralized based on values that are marked-to-market daily.  The Fund will not enter into any portfolio security lending arrangement having a duration of longer than one year.  The principal risk of portfolio lending is potential default or insolvency of the borrower.  In either of these cases, the Fund could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities.  The Fund may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon to the borrower or a placing broker.

In determining whether or not to lend a security to a particular broker, dealer, or financial institution, the Adviser considers all relevant facts and circumstances, including the size, creditworthiness, and reputation of the broker, dealer, or financial institution.  Any loans of portfolio securities are fully collateralized based on values that are marked-to-market daily.  Any securities that the Fund may receive as collateral will not become part of the Fund’s investment portfolio at the time of the loan and, in the event of a default by the borrower, the Fund will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Fund is permitted to invest.  During the time securities are on loan, the borrower will pay the Fund any accrued income on those securities (although any fee income representing dividend payments will not qualify for the special tax treatment currently applicable to “qualified dividends”) , and the Fund may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral.  While the Fund does not have the right to vote securities on loan, it would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

Temporary and Cash Investments

Under normal market conditions, the Fund will stay fully invested according to its principal investment strategies as noted above.  The Fund, however, may temporarily depart from its principal investment strategies by making short-term investments in cash, cash equivalents, and high-quality, short-term debt securities and money market instruments for temporary defensive purposes in response to adverse market, economic or political conditions.  This may result in the Fund not achieving its investment objective during that period.

 For longer periods of time, the Fund may hold a substantial cash position.  If the market advances during periods when the Fund is holding a large cash position, the Fund may not participate to the extent it would have if the Fund had been more fully invested.  To the extent that the Fund uses a money market fund for its cash position, there will be some duplication of expenses because the Fund would bear its pro rata portion of such money market fund’s advisory fees and operational expenses.

The Fund may invest in any of the following securities and instruments:

Money Market Mutual Funds.  The Fund may invest in money market mutual funds in connection with its management of daily cash positions or as a temporary defensive measure.  Generally, money market mutual funds seek to earn income consistent with the preservation of capital and maintenance of liquidity.  They primarily invest in high quality money market obligations, including securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities, bank obligations and high-grade corporate instruments.  These investments generally mature within 397 days from the date of purchase.  An investment in a money market mutual fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any government agency.  The Fund’s investments in money market mutual funds may be used for cash management purposes and to maintain liquidity in order to satisfy redemption requests or pay unanticipated expenses.

Your cost of investing in the Fund will generally be higher than the cost of investing directly in the underlying money market mutual fund shares.  You will indirectly bear fees and expenses charged by the underlying money market mutual funds in addition to the Fund’s direct fees and expenses.  Furthermore, the use of this strategy could affect the timing, amount and character of distributions to you and therefore may increase the amount of taxes payable by you.

Bank Certificates of Deposit, Bankers’ Acceptances and Time Deposits.  The Fund may acquire certificates of deposit, bankers’ acceptances and time deposits.  Certificates of deposit are negotiable certificates issued against monies deposited in a commercial bank for a definite period of time and earning a specified return.  Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity.  Certificates of deposit and bankers’ acceptances acquired by the Fund will be dollar-denominated obligations of domestic or foreign banks or financial institutions which at the time of purchase have capital, surplus and undivided profits in excess of $100 million (including assets of both domestic and foreign branches), based on latest published reports, or less than $100 million if the principal amount of such bank obligations are fully insured by the U.S. Government.

Domestic banks and foreign banks are subject to different governmental regulations with respect to the amount and types of loans that may be made and interest rates that may be charged. In addition, the profitability of the banking industry depends largely upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operations of the banking industry.

As a result of federal and state laws and regulations, domestic banks are, among other things, required to maintain specified levels of reserves, limited in the amount which they can loan to a single borrower and subject to other regulations designed to promote financial soundness.  However, such laws and regulations do not necessarily apply to foreign bank obligations that the Fund may acquire.

In addition to purchasing certificates of deposit and bankers’ acceptances, to the extent permitted under its investment objective and policies stated above and in the Prospectus, the Fund may make interest-bearing time or other interest-bearing deposits in commercial or savings banks.  Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

Savings Association Obligations.  The Fund may invest in certificates of deposit (interest-bearing time deposits) issued by savings banks or savings and loan associations that have capital, surplus and undivided profits in excess of $100 million, based on latest published reports, or less than $100 million if the principal amount of such obligations is fully insured by the U.S. Government.

Commercial Paper, Short-Term Notes and Other Corporate Obligations. The Fund may invest a portion of its assets in commercial paper and short-term notes.  Commercial paper consists of unsecured promissory notes issued by corporations.  Issues of commercial paper and short-term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.

Commercial paper and short-term notes will consist of issues rated at the time of purchase “A-2” or higher by S&P, “Prime-1” or “Prime-2” by Moody’s, or similarly rated by another nationally recognized statistical rating organization (“NRSRO”) or, if unrated, will be determined by the Adviser to be of comparable quality.

Corporate obligations include bonds and notes issued by corporations to finance longer-term credit needs than supported by commercial paper.  While such obligations generally have maturities of ten years or more, the Fund may purchase corporate obligations which have remaining maturities of one year or less from the date of purchase and which are rated “A” or higher by S&P or “A” or higher by Moody’s.  For a more detailed description of ratings, please see Appendix A.

Illiquid Securities

Certain types of securities in which the Fund may invest may be illiquid at the time of purchase, which means that there may be legal or contractual restrictions on their disposition, or that there are no readily available market quotations for such a security.  Illiquid securities present the risks that the Fund may have difficulty valuing these holdings and/or may be unable to sell these holdings at the time or price desired.  There are generally no restrictions on the Fund’s ability to invest in restricted securities (that is, securities that are not registered pursuant to the Securities Act), except to the extent such securities may be considered illiquid.  Securities issued pursuant to Rule 144A of the Securities Act will be considered liquid if determined to be so under procedures adopted by the Board of Trustees.  The Adviser is responsible for making the determination as to the liquidity of restricted securities (pursuant to the procedures adopted by the Board of Trustees).  The Adviser will determine a security to be illiquid if it cannot be sold or disposed of in the ordinary course of business within seven days at the value at which the Fund has valued the security.  Factors considered in determining whether a security is illiquid may include, but are not limited to: the frequency of trades and quotes for the security; the number of dealers willing to purchase and sell the security and the number of potential purchasers; the number of dealers who undertake to make a market in the security; the nature of the security, including whether it is registered or unregistered, and the market place; whether the security has been rated by an NRSRO; the period of time remaining until the maturity of a debt instrument or until the principal amount of a demand instrument can be recovered through demand; the nature of any restrictions on resale; and with respect to municipal lease obligations and certificates of participation, there is reasonable assurance that the obligation will remain liquid throughout the time the obligation is held and, if unrated, an analysis similar to that which would be performed by an NRSRO is performed.  If a restricted security is determined to be liquid, it will not be included within the category of illiquid securities, which may not exceed 15% of the Fund’s net assets.  Investing in Rule 144A securities could have the effect of increasing the level of the Fund’s illiquidity to the extent that the Fund, at a particular point in time may be unable to find qualified institutional buyers interested in purchasing the securities.  The Fund is permitted to sell restricted securities to qualified institutional buyers.

Fundamental Investment Limitations

The Trust (on behalf of the Fund) has adopted the following restrictions as fundamental policies, which may not be changed without the favorable vote of the holders of a “majority,” as defined in the 1940 Act, of the outstanding voting securities of the Fund.  Under the 1940 Act, the “vote of the holders of a majority of the outstanding voting securities” means the vote of the holders of the lesser of (i) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of its outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund.

The Fund may not:

  Issue senior securities, borrow money or pledge its assets, except that (i) the Fund may borrow from banks in amounts not exceeding one-third of its total assets (including the amount borrowed); and (ii) this restriction shall not prohibit the Fund from engaging in options transactions or short sales in accordance with its objective and strategies;

  Act as underwriter (except to the extent the Fund may be deemed to be an underwriter in connection with the sale of securities in its investment portfolio);

  Invest more than 25% of its net assets, calculated at the time of purchase and taken at market value, in securities of issuers in any one industry (other than U.S. Government securities);

  Purchase or sell real estate unless acquired as a result of ownership of securities (although the Fund may purchase and sell securities which are secured by real estate and securities of companies that invest or deal in real estate);

  Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from engaging in transactions involving currencies and futures contracts and options thereon or investing in securities or other instruments that are secured by physical commodities ;

  Make loans of money (except for the lending of its portfolio securities, purchases of debt securities consistent with the investment policies of the Fund and except for repurchase agreements) ; and

  With respect to 75% of its total assets, invest more than 5% of its total assets in securities of a single issuer or hold more than 10% of the voting securities of such issuer.  (Does not apply to investments in the securities of the U.S. Government, its agencies or instrumentalities.).

The following lists the non-fundamental investment restrictions applicable to the Fund.  These restrictions can be changed by the Board of Trustees, but the change will only be effective after notice is given to shareholders of the Fund:

The Fund may not invest more than 15% of the value of its net assets, taken at the time of investment, in illiquid securities.  Illiquid securities are those securities without readily available market quotations, including repurchase agreements having a maturity of more than seven days.  Illiquid securities may also include restricted securities not determined by the Adviser to be liquid, non-negotiable time deposits and over-the-counter options.

Except with respect to borrowing, if a percentage or rating restriction on investment or use of assets set forth herein or in the Prospectus is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation.

 RISKS OF INVESTING IN THE FUNDS CERTAIN RISK CONSIDERATIONS

There is, of course, no assurance that a Fund will achieve its investment objective or be successful in preventing or minimizing the risk of loss that is inherent in investing in particular types of investment products. In order to attempt to minimize that risk, the Adviser monitors developments in the economy, the securities markets, and with each particular issuer. Also, as noted earlier, each diversified Fund is managed within certain limitations that restrict the amount of a Fund’s investment in any single issuer.

RISKS OF TECHNIQUES INVOLVING LEVERAGE. Use of leveraging involves special risks and may involve speculative investment techniques. Certain Funds may borrow for other than temporary or emergency purposes, lend their securities, enter reverse repurchase agreements, and purchase securities on a when issued or forward commitment basis. In addition, certain Funds may engage in dollar roll transactions. Each of these transactions involves the use of "leverage" when cash made available to the Fund through the investment technique is used to make additional portfolio investments. The Funds use these investment techniques only as secondary (i.e., non-principal) investment strategies, when the Adviser or Portfolio sub-Advisers, as applicable, believe that the leveraging and the returns available to the Fund from investing the cash will provide shareholders a potentially higher return.

Leverage exists when a Fund achieves the right to a return on a capital base that exceeds the investment the Fund has invested. Leverage creates the risk of magnified capital losses which occur when losses affect an asset base, enlarged by borrowings or the creation of liabilities that exceeds the equity base of the Fund. Leverage may involve the creation of a liability that requires the Fund to pay interest (for instance, reverse repurchase agreements) or the creation of a liability that does not entail any interest costs (for instance, forward commitment transactions). The risks of leverage include a higher volatility of the net asset value of a Fund’s shares and the relatively greater effect on the net asset value of the shares caused by favorable or adverse market movements or changes in the cost of cash obtained by leveraging and the yield obtained from investing the cash. So long as a Fund is able to realize a net return on its investment portfolio that is higher than interest expense incurred, if any, leverage will result in higher current net investment income being realized by such Fund than if the Fund were not leveraged. On the other hand, interest rates change from time to time as does their relationship to each other depending upon such factors as supply and demand, monetary and tax policies and investor expectations. Changes in such factors could cause the relationship between the cost of leveraging and the yield to change so that rates involved in the leveraging arrangement may substantially increase relative to the yield on the obligations in which the proceeds of the leveraging have been invested. To the extent that the interest expense involved in leveraging approaches the net return on a Fund’s investment portfolio, the benefit of leveraging will be reduced, and, if the interest expense on borrowings were to exceed the net return to shareholders, such Fund’s use of leverage would result in a lower rate of return than if the Fund were not leveraged. Similarly, the effect of leverage in a declining market could be a greater decrease in net asset value per share than if a Fund were not leveraged. In an extreme case, if a Fund’s current investment income were not sufficient to meet the interest expense of leveraging, it could be necessary for such Fund to liquidate certain of its investments at an inappropriate time. The use of leverage may be considered speculative.

MANAGEMENT TRUSTEES AND OFFICERS

The Board of Trustees governs the Trust. The Trustees are responsible for generally overseeing the conduct of the Trust’s business. The Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Funds. In addition, the Trustees review contractual arrangements with companies that provide services to the Trust and review the Funds’ performance. The Officers of the Trust are responsible for the Funds’ operations. The Trust is composed of thirteen portfolios.

The business and affairs of the Trust are managed under the general supervision of the Board in accordance with the laws of the State of Delaware and the Trust’s Trust Instrument and Bylaws. Information pertaining to the Trustees and officers of the Trust is set forth below. Trustees who are deemed to be "interested persons" of the Trust as defined in the 1940 Act are referred to as "Interested Trustees." Trustees who are not deemed to be "interested persons" of the Trust are referred to as "Independent Trustees."

Each Trustee’s and officer’s address is c/o American Independence Funds Trust, 335 Madison Avenue, Mezzanine, New York 10017. Each Trustee holds offices until (i) the annual meeting next after his election and until his successor shall have been duly elected and qualified; (ii) he shall have resigned; or (iii) he is removed by the Trust’s shareholders in accordance with the Trust’s Bylaws. Each officer holds office for one year and until his successor shall have been elected and qualified. Each Trustee oversees 11 portfolios of the Trust, which is the sole open-end investment company in the American Independence Fund’s complex. The following table also discloses whether a Trustee serves as a director of any company that is required to report to the SEC under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.

INDEPENDENT TRUSTEES

Name Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Trustee	Other Directorships Held by Trustee
Terry L. Carter* Age: 60	Trustee	Indefinite	Retired. Formerly Chief Financial Officer of QuikTrip Corporation	13	None
Joseph Hankin* Age: 68	Trustee	Indefinite	President, Westchester Community College since 1971	13	None
Jeffrey Haas* Age: 45	Trustee	Indefinite	Professor of Law, New York Law School 1996-Present	13	None
Thomas Kice* Age: 59	Trustee	Indefinite	President of Kice Industries, Inc.	13	None
George Mileusnic* Age: 53	Trustee	Indefinite	Retired. Formerly Chief Financial Officer of Caribou Coffee, Inc. (2001-Present).	13	None
Peter Ochs* Age: 57	Trustee	Indefinite	President of Capital III, Inc. Formerly Manager of Ochs & Associates, Inc.	13	None
Richard Wedemeyer* Age: 72	Chairman of the Board and Trustee	Indefinite	Retired.	13	None

INTERESTED TRUSTEES

Name Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Trustee	Other Directorships Held by Trustee
Ronald Baldwin* Age: 50	Trustee	Indefinite	Retired. Formerly Director INTRUST Financial Services, Inc. Director of INTRUST Brokerage , Inc. and Chief Operating Officer and President of INTRUST Bank, N.A >	13	None
John J. Pileggi Age: 50	Trustee	Indefinite	Managing Partner of American Independence Financial Services, LLC since 2004. Formerly President and Chief Executive Officer, PLUS Funds.com (2000-2002). Formerly President and CEO of ING Mutual Fund Management Co. LLC (1998-2000).	13	None

OFFICERS

Name, Age and Position(s) Held	Length of Time Served as Fund Officer	Principal Occupation During Past 5 Years
Eric Rubin* Age: 42 President	7/2005-Present

President, American Independence Financial Services, LLC (2/05-Present). Prior to 2005, Mr. Rubin was Vice President of ING Financial Partners from June 2004 to January 2005, Senior Vice President Mercantile Capital Advisers 4/03-4/04.  Formerly Senior Vice President DST International (01/02-04/03).  Formerly President EMR Financial Services (06/00-02/01).  Formerly Senior Vice President ING Funds 06/98-12/99).

Peter W. Wilson Chief Compliance Officer Age: 30	10-2007-Present	Director of Alaric Compliance Services, LLC 2007 to present; Attorney, U.S. Army JAG Corps – 2003 to 2007.
Theresa Donovan Age: 59 Secretary	7/2005-Present

Senior Director Compliance and Administration American Independence Financial Services, LLC (05/05-Present). Formerly Senior Corporate Paralegal, Paul, Weiss, Rifkind, Wharton & Garrison, LLP (04/98-05/05).

John J. Pileggi Age: 50 Treasurer	10-08-Present

Managing Partner of American Independence Financial Services, LLC since 2004. Formerly President and Chief Executive Officer, PLUS Funds.com (2000-2002).  Formerly President and CEO of ING Mutual Fund Management Co. LLC (1998-2000).

*    Each Trustee and Officer may be contacted by writing to the Trustee or Officer, c/o American Independence Financial Services, LLC, 335 Madison Avenue, Mezzanine, New York, NY 10117.

The following table sets forth any ownership by a non-interested Trustee or their immediate family members as to each class of securities of an investment advisor or principal underwriter of the Trust, or a person directly or indirectly controlling, controlled by, or under common control with an investment advisor or principal underwriter of the Trust.

SHARE OWNERSHIP IN THE FUND COMPLEX (as of effective date of this Prospectus)

Name of Trustee	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in All of the Fund Family
Joseph N. Hankin	None	None
Jeffrey Haas	$10,001-$50,000	$10,001-$50,000
Richard Wedemeyer	$10,001-$50,000	$10,001-$50,000
Terry L. Carter	None	None
Thomas F. Kice	$50,000-$100,000	$50,000-$100,000
Peter Ochs	None	None
George Mileusnic	None	None
Ron Baldwin	None	None
John J. Pileggi

The Investment Adviser

The investment adviser for the Fund is American Independence Financial Services, LLC (“AIFS” or the “Adviser”). The Adviser is a Delaware limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940. AIFS is based at 335 Madison Avenue, Mezzanine, New York, NY 10017.

Under the supervision of the Board of Trustees, the Adviser is responsible for managing the Fund’s portfolio in accordance with the Fund’s goal and policies. In exchange for providing these services, the Adviser receives a management fee from the fund. The management fee for the Fusion Global Long/Short Fund will be 1.40%.

AIFS has contractually agreed to waive a portion of its management fee and reimburse expenses in order to maintain the Fund’s total operating expenses at not more than the following percentages of average annual net assets of the Institutional Shares until March 2, 2010:

Fusion Global Long/Short Fund – Class A	2.40%
Fusion Global Long/Short Fund - Institutional	1.90%

Investment Adviser

Under the investment advisory agreement, AIFS has oversight responsibility for the day -to-day management of the Fund. The Fund is sub advised by Holmgren Capital Management, LLC. The day to day oversight of the Fund is the responsibility of Mr. T. Kirkham Barneby.

AIFS has overall supervisory responsibilities for the general management and investment of the New Series securities portfolio which are subject to review and approval by the Board of Trustees:

Mr. T. Kirkham Barneby joined AIFS in 2008 as Chief Strategist & Portfolio Manager, Taxable Fixed Income. At AIFS he utilizes a proprietary discipline, grounded in the economic theory of interest rate behavior, to manage interest rate exposure or risk. Prior to AIFS Mr. Barneby was a Managing Member of Old Iron Hill Capital Management, LLC employing quantitatively-oriented fixed income and multi-strategy investment approaches. Previously, he headed an investment group at UBS in New York that managed equity and bond portfolios with roughly $7 billion in assets. Earlier, in the 1980s, Mr. Barneby was part of a team at Continental Can that made asset allocation decisions for the company’s pension plan. He began his career in the Economics Department at First National City Bank (Citibank).

AIFS has oversight responsibility for the day -to-day management of the Fund. Day to day oversight of the Fund is the responsibility of Mr. John Holmgren.

AIFS has overall supervisory responsibilities for the general management and investment of the New Series securities portfolio, as detailed below, which are subject to review and approval by the Board of Trustees.

(a)     setting the New Series investment objective;

(b)     evaluating, selecting and recommending a Sub-Adviser to manage the New Series assets if it finds it appropriate;

(c)     monitoring and evaluating the performance of the Sub-Adviser, including their compliance with the investment objectives, policies and restrictions of the New Series; and

(d)     implementing procedures to ensure that the Sub-Adviser complies with the New Series investment objectives, policies and restrictions

Sub-Adviser

Holmgren Capital Management, LLC (“HCM”), 335 Madison Avenue, Mezzanine, New York, NY 10017, is an affiliated registered investment adviser of AIFS specializing in the management of global alternative and institutional strategies. HCM will serve as the Sub-Adviser to the Fund. The Sub-Adviser conducts investment research and is responsible for the purchase, sale or exchange of the Funds' assets.  HCM currently has assets under management of $15 million. Mr. Frank A. Vallario and Mr. Michael Holmgren will act as the lead portfolio managers to the AIFS Fusion Global Long/Short Fund. As such, they will have direct and primary responsibility for all investment decisions, subject to the overall supervision of the Adviser. In particular, Mr. Vallario will be responsible for the management of the portfolio supported by the HCM investment management team.

Mr. John Holmgren joined AIFS in 2008 as Chief Investment Officer – Equities and founded HCM. He is responsible for the oversight, development and implementation of equity strategies.  He previously was Chief Investment Officer and Chief Executive Officer of DSI International Management, Inc (DSI), which was acquired by UBS (Paine Webber) in 1999.  Mr. Holmgren was a Managing Director at UBS and sat on the various UBS Global AM and O’Connor Investment and Management Committees.  He worked closely with the other senior members of UBS Global AM leadership to ensure investment and logistical priorities were met.  He began his financial markets career as a registered representative with Ascher Decision, a broker dealer (1983 to 1986).  From 1986 to 1988, he was a product developer and marketing representative for Decision Services, Inc., an independent economic and securities research firm.  In 1987 he was one of the original founders of DSI International Management.  From 1988 to 1997, he was the founder and President of DSC Data Services, Inc., an independent, quantitative research firm.

Mr. Michael Holmgren joined AIFS and founded HCM in 2008 and is responsible for the development and implementation of quantitative investment product.  He was Chief Operating Officer of DSI from 2005 -2007 and a member of the portfolio management team.  Mike Holmgren was responsible for investment operations and portfolio implementation of the DSI business group within UBS Global AM.  DSI was a key provider of global quantitative risk controlled and long/short equity products within UBS Global Asset Management.  He joined DSI International Management, Inc. in 1988 as an analyst to develop, operate and enhance the global equity databases and portfolio simulation processes.  Prior to joining DSI, he worked in product development at Decision Services, an independent economic and securities firm.

Mr. Frank Vallario joined AIFS as a Portfolio Manager and founded HCM in 2008.  Previously, he was a member of the portfolio management team for DSI, responsible for managing the group’s U.S. risk controlled and U.S. long/short equity products.  His other responsibilities included stock selection research, alternative portfolio construction, product development and performance attribution for the group’s global risk controlled and long/short equity products.  He began his career in 1995 in the capital markets division of PaineWebber, Inc.  In 1996, Mr. Vallario joined the asset management division’s Quantitative Investments Group as a portfolio manager.

Name	Title	Length of Service
T Kirkham Barneby	Chief Strategist & Portfolio Manager, Taxable Fixed Income	1 year
John J. Holmgren	Chief Investment Officer	1 year
Frank Vallario	Portfolio Manager	1 year
Michael Holmgren	Portfolio Manager	1 year

Account Management Disclosures

	Number of Other Accounts Managed And Assets by Account Type			Number of Accounts and Assets For Which Advisory Fee is Performance-Based
Name of Sub-Adviser and Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts*	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
T.Kirkham Barneby	5 ($77,683,544)	1 ($17mm)	25 ($6 m)	None	None	None
John J. Holmgren	5 ($77,683,544)	None	None	None	None	None
Frank Vallario	5 ($77,683,544)	None	None	None	None	None
Michael Holmgren	5 ($77,683,544)	None	None	None	None	None

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including the Fund). AIFS manages potential conflicts between funds or with other types of accounts through allocation policies and procedures, internal review processes and oversight by directors and independent third parties to ensure that no client, regardless of type or fee structure, is intentionally favored at the expense of another. Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

COMPENSATION STRUCTURE FOR PORTFOLIO MANAGERS

In addition to base salary, all portfolio managers and analysts share in a bonus pool that is distributed semi-annually. The amount of bonus compensation is based on quantitative and qualitative factors. Analysts and portfolio managers are rated on their value added to the team-oriented investment process. Compensation is not tied to a published or private benchmark. Contributions to the overall investment process may include not recommending securities in an analyst’s sector if there are no compelling opportunities in the industries covered by that analyst.

STANDING BOARD COMMITTEES

The Board has established two committees: the Audit and Nominating Committees. The Audit Committee annually considers the engagement and compensation of the Trust’s independent auditors, oversees the audit process and reviews with the auditors the scope and results of the audit of the Trust’s financial statements. The Audit Committee consists of all of the Independent Trustees. The Audit Committee met two times during the fiscal year.

The Nominating Committee is responsible for the selection and nomination of candidates for appointment or election to serve as Trustees. The Nominating Committee consists of all Independent Trustees. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Committee in care of the Trust’s Secretary.

BOARD COMPENSATION

Trustees who are not officers, directors or employees of American Independence Financial Services, LLC or the Distributor will receive from the Trust, an annual fee of $4,000 and a fee of $1,000 for each Board meeting attended, $1,000 for each telephonic or Committee meeting attended, and reimbursement for expenses incurred as a Trustee. The Chairman of the Board will receive an additional fee of $1,000 for each Board meeting attended. The Chairman of the Audit Committee will receive an additional fee of $1,000 for each Audit Committee attended.

                                                                          COMPENSATION TABLE

Name of Person, Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Estimated Annual Benefit Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees
INTERESTED TRUSTEES
John J. Pileggi	$ 0	N/A	N/A	$ 0
Ron Baldwin	$11,000	N/A	N/A	$11,000
NON-INTERESTED TRUSTEES
Richard Wedemeyer	$20,000	N/A	N/A	$20,000
George Mileusnic	$16,000	N/A	N/A	$16,000
Terry Carter	$12,000	N/A	N/A	$12,000
Thomas Kice	$14,000	N/A	N/A	$14,000
Peter Ochs	$12,000	N/A	N/A	$12,000
Jeffrey Haas	$14,000	N/A	N/A	$14,000
Joseph Hankin	$14,000	N/A	N/A	$14,000

CODES OF ETHICS

The Trust and the Advisor have adopted a Code of Ethics under Rule 17j-1 under the 1940 Act that permits investment personnel subject to the particular Code to invest in securities, including securities that may be purchased or held by the American Independence Funds, for their own accounts. These Codes of Ethics are filed as exhibits to the Trust’s registration statement on Form N-1A and are on public file with, and are available from, the SEC’s Public Reference Room in Washington, D.C.

PROXY VOTING POLICY AND PROCEDURES

The Trust has contractually delegated, subject to Board oversight, the responsibility for voting proxies relating to portfolio securities held by an American Independence Fund to the Advisor. The Trust has delegated proxy voting to the Advisor with the direction that proxies should be voted in a manner consistent with the best interests of a Fund and its shareholders. The Advisor has adopted its own proxy voting policies and procedures for this purpose. These policies and procedures include specific provisions to resolve conflicts of interest that may arise between the interests of a Fund and the Advisor or and its affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

Starting on August 31, 2004, information (if any) regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge (i) through the Trust’s website at http://www.aifunds.com and (ii) on the SEC’s website at http://www.sec.gov.

ADVISORY SERVICES

American Independence Financial Services, LLC serves as investment adviser to the Funds pursuant to a Management Agreement dated December 15, 2006, between the Trust and American Independence Financial Services, LLC pursuant to obligations under the Advisory Agreement. American Independence Financial Services, LLC also provides certain administrative services necessary for the Funds’ operations including; (i) coordination of the services performed by the Funds’ transfer agent, custodian, independent accountants and legal counsel; (ii) regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; (iii) preparation of proxy statements and shareholder reports for the Funds; (iv) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Funds’ Officers and Board of Trustees; and (v) furnishing office space and certain facilities required for conducting the business of the Funds.

The advisory fee that AIFS, in its capacity as investment advisor, is entitled to receive from the Fund is an annual fee of 1.40%, calculated daily and paid monthly as a percentage of each respective Fund’s average daily net assets.

Under the Advisory Agreement, the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of such Agreement, and the Trust has agreed to indemnify the Advisor against any claims or other liabilities arising out of any such error of judgment or mistake or loss. The Adviser shall remain liable, however, for any loss resulting from willful misfeasance, bad faith, or negligence on the part of the Adviser in the performance of its duties or from its reckless disregard of its obligations and duties under the Advisory Agreement.

Unless sooner terminated, the Advisory Agreement will continue in effect through  October 10, 2010with respect to the  Fund. The Advisory Agreement will continue from year to year after its anticipated termination date if such continuance is approved at least annually by the Board or by the affirmative vote of a majority of the outstanding shares of the affected Fund or Funds, provided that in either event such Agreement’s continuance also is approved by a majority of the Trustees who are not parties to such Agreement, or "interested persons" (as defined in the 1940 Act) of any such party, by votes cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated by the Trust or the Advisor on 30 days’ written notice, and will terminate immediately in the event of its assignment.

INITIAL BOARD APPROVAL OF THE ADVISORY AGREEMENTS FOR THE AMERICAN INDEPENDENCE FUNDS

American Independence Financial Services, LLC’s compensation under the Advisory Agreement may be reduced in any year if the fund’s expenses exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the fund are qualified for offer or sale. The term "expenses" is defined in the statutes or regulations of such jurisdictions, and generally excludes brokerage commissions, taxes, interest, extraordinary expenses and, if the fund has a distribution plan, payments made under such plan.

Under the Advisory Agreement, American Independence Financial Services, LLC may reduce its compensation to the extent that the funds’ expenses exceed such lower expense limitation as American Independence Financial Services, LLC may, by notice to the fund, declare to be effective. For the purpose of determining any such limitation on American Independence Financial Services, LLC’s compensation, expenses of the fund shall not reflect the application of commissions or cash management credits that may reduce designated fund expenses. The terms of any expense limitation from time to time in effect are described in the prospectus.

In considering the Advisory Agreement, the Trustees considered numerous factors they believe to be relevant, including a comparison of the fees and expenses of other similarly managed funds, the advisor’s research and decision-making processes, the methods adopted to assure compliance with the funds’ investment objectives, policies and restrictions; the level of research required to select the securities appropriate for investment by the funds; the education, experience and number of advisory personnel; the level of skill and effort required to manage the fund; the value of services provided by the advisor; the economies and diseconomies of scale reflected in the management fee; the advisor’s potential profitability; the financial condition and stability of the advisor; the advisor’s trade allocation methods; the standards and performance in seeking best execution; allocation for brokerage and research and use of soft dollars.

ADMINISTRATION SERVICES

AIFS also provides certain administrative services necessary for the Funds’ operations.  The fees for the services provided under such agreement are calculated based on the Fund’s average daily net assets at an annual rate of 0.125%.

AIFS has entered into an agreement with JP Morgan whereby JPMorgan provides sub-administration services for a fee accrued daily and paid monthly, on aggregate net assets of all Funds in the Trust, at an annual rate of:

Based on Average Daily Net Assets of                                     Fee Rate

          Annual Fees

First $3 billion of net assets                                            0.05%

Next $2 billion of net assets                                            0.04%

Over $5 billion of net assets                                            0.03%

DISTRIBUTION AND SERVICES PLANS

The Trust has adopted separate Distribution and Services Plans pursuant to Rule

12b-1 under the 1940 Act (the "Rule") with respect to Class A Shares of the American Independence Funds (the "Plans"). Under the Plans, the Trust (i) may pay the Distributor or another person for distribution services provided and expenses assumed and (ii) may pay, through the Distributor, broker-dealers or other financial institutions ("Service Organizations") for services, as defined by NASD.

Payments to the Distributor will compensate it for distribution assistance and expenses assumed and activities primarily intended to result in the sale of shares, including compensating dealers and other sales personnel, direct advertising and marketing expenses and expenses incurred in connection with preparing, mailing and distributing or publishing advertisements and sales literature, for printing and mailing Prospectuses and SAIs (except those used for regulatory purposes or for distribution to existing shareholders), and costs associated with implementing and operating the Plan.

The Trust intends to enter into servicing agreements under the Plan that will require the Service Organizations receiving such compensation from the Distributor to perform certain services, as defined by NASD.

Under the Plan, payments by the Trust for distribution expenses may not exceed 0.25% (annualized) of the average daily net assets of Class A Shares of a Fund and payments for services, as defined by NASD, may not exceed 0.25% (annualized) of the average daily net asset value of a Fund’s outstanding Class A Shares that are owned of record or beneficially by a Service Organization’s customers for whom the Service Organization is the owner of record or shareholder of record or with whom it has a servicing relationship. Payments for distribution expenses under the Plan are subject to the Rule. The Rule defines distribution expenses to include the cost of "any activity which is primarily intended to result in the sale of shares issued by" the Trust. The Rule provides, among other things, that an investment company may bear such expenses only pursuant to a plan adopted in accordance with the Rule. In accordance with the Rule, the Plan provides that a report of the amounts expended under the Plan, and the purposes for which such expenditures were incurred, will be made to the Board for its review at least quarterly. The Plan provides that it may not be amended to increase materially the costs that Service Shares may bear for distribution pursuant to the Plan without shareholder approval, and that any other type of material amendment must be approved by a majority of the Board, and by a majority of the Trustees who are neither "interested persons" (as defined in the 1940 Act) of the Trust nor have any direct or indirect financial interest in the operation of the Plan or in any related agreements (the "12b-1 Trustees"), by vote cast in person at a meeting called for the purpose of considering such amendments.

The Board has concluded that there is a reasonable likelihood that the Plan will benefit the Funds and holders of Service Shares. The Plan is subject to annual re-approval by a majority of the 12b-1 Trustees and is terminable at any time with respect to a Fund by a vote of a majority of the 12b-1 Trustees or by vote of the holders of a majority of the Shares of the Fund involved. Any agreement entered into pursuant to the Plan with a Service Organization will be terminable with respect to any Fund without penalty, at any time, by vote of a majority of the 12b-1 Trustees, by vote of the holders of a majority of the Service Shares of such Fund, by the Distributor or by the Service Organization. Any such agreement will also terminate automatically in the event of its assignment.

As long as the Plan is in effect, the nomination of Independent Trustees must be committed to the discretion of the Independent Trustees.

SUB-TRANSFER AGENCY PLAN

The Funds have adopted a Sub-Transfer Agency Plan pursuant to which it may pay a fee of up to an annual rate of 0.25% of Fund average daily net assets to service organizations who provide sub-transfer agency services to their customers who own shares of the Funds.

Some Service Organizations may impose additional or different conditions on their clients, such as requiring their clients to invest more than the minimum initial or subsequent investments specified by the Funds or charging a direct fee for servicing. If imposed, these fees would be in addition to any amounts which might be paid to the Service Organization by the Funds. Each Service Organization has agreed to transmit to its clients a schedule of any such fees. Shareholders using Service Organizations are urged to consult them regarding any such fees or conditions.

Your financial intermediary may receive various forms of compensation from you, the Funds or AIFS in connection with the sale of shares of a Fund to you or you remaining an investor in a Fund.  The compensation that the financial intermediary receives will vary by class of shares and among financial intermediaries.  These types of payments include:

•           Ongoing asset-based payments attributable to the share class selected,                including fees payable under the Fund's Distribution Plans adopted under Rule 12b-1 under the Investment Company Act and Shareholder Servicing Plan, which are paid from the Fund's assets and allocated to the class of shares to which the plan relates (see “Distribution and Service Plans” in the SAI);

•           Shareholder servicing payments for providing omnibus accounting,            recordkeeping, networking, sub-transfer agency or other administrative or shareholder services, which are paid from the assets of a Fund as reimbursement to the financial intermediary for expenses they incur on behalf of the Fund.

•           Payments by AIFS out of its own assets.  AIFS may make these payments in addition to payments described above.  Your financial intermediary may receive payments from AIFS that fall within one or more of the following categories, each of which is described in greater detail below:

      •           Distribution Related Payments;

      •           Service Related Payments; and

      •           Processing Related Payments.

These payments may provide an additional incentive to financial intermediaries to actively promote the Funds or cooperate with AIFS’ promotional efforts.  Your financial intermediary may be paid a fee when you buy shares and may receive different levels of compensation depending upon which class of shares you buy.  Your financial intermediary may charge you additional fees or commissions other than those disclosed in this Prospectus.  You should ask your financial intermediary for details about any such payments it receives from AIFS or any other fees or expenses it charges.

Distribution Related Payments.  AIFS may make payments to certain financial intermediaries as incentives to market the funds or to cooperate with AIFS’ promotional efforts or in recognition of their marketing, transaction processing and/or administrative services support.   AIFS compensates financial intermediaries differently depending upon, among other factors, the level and/or type of marketing and administrative support provided by the financial intermediary.  In the case of any one financial intermediary, Distribution Related Payments generally will not exceed the sum of 0.15% of that financial intermediary’s total sales of the Funds, and 0.15% of the total assets of these funds attributable to that financial intermediary, on an annual basis.

As noted above a number of factors are considered in determining the amount of these Distribution Related Payments, including each financial intermediary's Funds sales, assets, and redemption rates as well as the willingness and ability of the financial intermediary to give AIFS access to its investment representatives for educational and marketing purposes.  In some cases, financial intermediaries will include the Funds on a “preferred list.”  AIFS' goals include making the Investment Representatives who interact with current and prospective investors and shareholders more knowledgeable about the Funds so that they can provide suitable information and advice about the Funds and related investor services.

Service Related Payments.  Payments may also be made by AIFS to financial intermediaries to compensate or reimburse them for administrative or other shareholder services provided such as omnibus accounting or sub-accounting, participation in networking arrangements, account set-up, recordkeeping and other services.  Payments may also be made for administrative services related to the distribution of the Funds’ shares through the financial intermediary.  Firms that may receive servicing fees include retirement plan administrators, qualified tuition program sponsors, banks and trust companies and others.  These fees may be used by the service provider to offset or reduce fees that would otherwise be paid directly to them by certain account holders, such as retirement plans.

AIFS compensates financial intermediaries differently depending upon, among other factors, the level and/or type of marketing and administrative support provided by the financial intermediary.  Service Related Payments to a financial intermediary generally will not exceed, on an annual basis for any calendar year, 0.25% of the assets attributable to that financial intermediary.

Processing Related Payments.  AIFS may make payments to certain financial intermediaries that sell Fund shares to help offset the financial intermediaries’ costs associated with client account maintenance support, statement preparation and transaction processing.  The types of payments that AIFS may make under this category include, among others, payment of networking fees or one-time payments for ancillary services such as setting up funds on a financial intermediary’s mutual fund trading system.

Other Payments.  Additionally, AIFS may provide payments to reimburse directly or indirectly the costs incurred by these financial intermediaries and their associated investment representatives in connection with educational seminars and “due diligence” or training meetings (to the extent permitted by applicable laws or rules of the National Association of Securities Dealers) and marketing efforts related to the Funds for the firms' employees and/or their clients and potential clients. The costs and expenses associated with these efforts may include travel, lodging, entertainment, meals and conferences.  AIFS makes payments for entertainment events it deems appropriate, subject to AIFS’ policies and applicable law.  These payments may vary depending on the nature of the event.

As of September 30, 2008, the following financial intermediaries that are broker dealers have been approved by the Board of Trustees to receive Distribution Related and/or Service Related Payments:

Pershing

Fidelity Brokerage Services LLC

Fiserv Trust Company

Benefit Plan Administrators

A.G. Edwards & Sons

Any additions or deletions to the list of financial intermediaries identified above that have occurred since October 31, 2008 are not reflected.

CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING AGENT

INTRUST Bank, N.A. acts as custodian and securities lending agent for the Funds.  Mellon Bank acts as global custodian and securities lending agent for the Funds. Boston Financial Data Services (“BFDS”) acts as transfer agent for the Funds. The Trust compensates BFDS for providing personnel and facilities to perform transfer agency related services for the Trust.  JPMorgan Worldwide Securities Services provides the fund accounting services to the Funds.

EXPENSES

Except as noted below, American Independence Financial Services, LLC bears all expenses in connection with the performance of its advisory and administrative services. The Trust bears its owns expenses incurred in its operations, including: organizational costs; taxes; interest; fees (including fees paid to its Trustees and officers); SEC fees; state securities qualification fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory fees; administration fees and expenses; charges of the custodians, transfer agent and fund accountant; certain insurance premiums; outside auditing and legal expenses; fees of independent pricing services; costs of shareholders’ reports and shareholder meetings; fees of industry organizations such as the Investment Company Institute; and any extraordinary expenses. The Trust also pays for brokerage fees and commissions, if any, in connection with the purchase of its portfolio securities.

FEE WAIVERS

The Advisor has agreed in writing to limit the expenses of the Fund to the amount indicated below until March 2, 2010.These limits do not include any taxes, brokerage commissions, interest on borrowings or extraordinary expenses.

The Advisor has agreed to reduce its management fee and reimburse expenses in order to keep total annual fund operating expenses at the following levels:

Fund                                                   Class A                                    Institutional Class

Fusion Global Long/Short Fund               2.59%                                                   2.09%

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND COUNSEL

Grant Thornton, LLP, 175 West Jackson Blvd., Chicago, Illinois 60604, has been selected as the Independent Registered Public Accounting Firm for the Trust. Grant Thornton LLP provides audit services, tax return preparation and assistance and consultation in connection with certain SEC filings.

Dechert LLP, 30 Rockefeller Plaza, New York, New York, serves as counsel to the Trust.

ANTI-MONEY LAUNDERING PROGRAM

The Trust has established an Anti-Money Laundering Compliance Program the "Program"), which includes the Customer Identification Program, as required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act"). In order to ensure compliance with this law, the Trust’s Program provides for the development of internal practices, procedures and controls, designation of an anti-money laundering compliance officer, an ongoing training program and an independent audit function to determine the effectiveness of the Program.

Procedures to implement the Program include, but are not limited to, determining that the Fund’s distributor and transfer agent have established proper anti-money laundering procedures, reporting suspicious and/or fraudulent activity, checking shareholder names against designated government lists, including Office of Foreign Asset Control ("OFAC"), and a complete and thorough review of all new opening account applications. The Trust will not transact business with any person or entity whose identity cannot be adequately verified under the provisions of the USA PATRIOT Act.

SHARES OF BENEFICIAL INTEREST

The American Independence Funds Trust was organized as a Delaware business trust on October 7, 2004, and currently consists of five series, which is offered in this SAI. The Board of Trustees may establish additional series in the future. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.001 each. When issued, shares of the Fund are fully paid and non-assessable.

     The Fund offers  two classes of shares, Class A and Institutional Class. Purchases may be made through an authorized broker or financial institution, including the Fund, by mail or by wire. Call 1-866-410-2005, or contact your sales representative, broker-dealer or bank to obtain more information about the Funds’ shares.

            The Trust's shares do not have cumulative voting rights, so that the holders of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

VOTING RIGHTS

Under Delaware law, shareholders could, under certain circumstances, be held personally liable for the obligations of a series of the Trust but only to the extent of the shareholder’s investment in such series. However, the Trust Instrument disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations and should be considered remote and is limited to the amount of the shareholder’s investment in the Fund. Under the Fund’s Trust Instrument, the Boards of Trustees are authorized to create new portfolios or classes without the approval of the shareholders of the applicable Fund. Each share will have a pro rata interest in the assets of the Fund portfolios to which the shares of that series relates, and will have no interest in the assets of any other Fund portfolio. In the event of liquidation, each share of a Fund would have the same rights to dividends and assets as every other share of that Fund, except that, in the case of a series with more than one class of shares, such distributions will be adjusted to appropriately reflect any charges and expenses borne by each individual class. Each Fund’s Board of Trustees is also authorized to create new classes without shareholder approval. When certain matters affect one class but not another, the shareholders would vote as a class regarding such matters. Subject to the foregoing, on any matter submitted to a vote of shareholders, all shares then entitled to vote will be voted separately by Fund or portfolio unless otherwise required by the 1940 Act, in which case all shares will be voted in the aggregate. For example, a change in a Fund’s fundamental investment policies would be voted upon only by shareholders of the Fund involved. Additionally, approval of the Advisory Contract is a matter to be determined separately by each Fund. As used in the Prospectus and in this SAI, the term "majority", when referring to approvals to be obtained from shareholders of a Fund or class means the vote of the lesser of (i) 67% of the shares of the Fund or class represented at a meeting if the holder of more than 50% of the outstanding shares of the Fund or class are present in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund or class. The term "majority," when referring to the approvals to be obtained from shareholders of the Trust as a whole means the vote of the lesser of (i) 67% of the Trust’s shares represented at a meeting if the holders of more than 50% of the Trust’s outstanding shares are present in person or proxy, or (ii) more than 50% of the Trust’s outstanding shares. Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held.

The Trust may dispense with annual meetings of shareholders in any year in which it is not required to elect trustees under the 1940 Act. However, the Trust undertakes to hold a special meeting of its shareholders if the purpose of voting on the question of removal of a trustee is requested in writing by the holders of at least 10% of the Trust’s outstanding voting securities, and to assist in communicating with other shareholders as required by Section 16(c) of the 1940 Act.

Each share of a Fund represents an equal proportional interest in that Fund with each other share and is entitled to such dividends and distributions out of the income earned on the assets belonging to that Fund as are declared in the discretion of the Trustees. In the event of the liquidation or dissolution of the Trust, shareholders of a Fund are entitled to receive the assets attributable to that Fund that are available for distribution, and a distribution of any general assets not attributable to a particular Fund that are available for distribution in such manner and on such basis as the Trustees in their sole discretion may determine.

Shareholders are not entitled to any preemptive rights. All shares, when issued, will be fully paid and non-assessable by the Trust.

A Shareholder who beneficially owns, directly or indirectly, more than 25% of a Fund’s voting securities may be deemed a "control person" (as defined under applicable securities laws) of the Fund.

CONVERSION INTO A FEEDER FUND

The Board may convert the Fund in the future into a feeder fund in a master-feeder fund structure without approval of the Funds’ shareholders (the "Shareholders"). It is uncertain whether the Funds will convert into a feeder fund in the future and doing so may require certain regulatory approvals. As a feeder fund, each Fund would seek to achieve its investment objective by investing all of its assets in the securities of a singer master fund with substantially the same investment objective, strategies and restrictions as the Fund. If the Funds were to convert into feeder funds, the Funds’ interest in the securities owned by the master fund would be indirect, unlike other investment companies that typically acquire and manage their own portfolio securities directly.

PERFORMANCE INFORMATION

The Fund may quote performance in various ways. All performance information supplied by the Fund in advertising is historical and is not intended to indicate future returns. The following paragraphs describe how yield and return are calculated by the American Independence Funds.

Return Calculations. Returns quoted in advertising reflect all aspects of a Fund’s return, including the effect of reinvesting dividends and capital gain distributions, and any change in a Fund’s NAV over a stated period. A cumulative return reflects actual performance over a stated period of time. Average annual returns are calculated by determining the growth or decline in value of a hypothetical historical investment in a fund over a stated period, and then calculating the annually compounded percentage rate that would have produced the same result if the rate of growth or decline in value had been constant over the period. For example, a cumulative return of 100% over ten years would produce an average annual return of 7.18%, which is the steady annual rate of return that would equal 100% growth on a compounded basis in ten years. While average annual returns are a convenient means of comparing investment alternatives, investors should realize that a fund’s performance is not constant over time, but changes from year to year, and that average annual returns represent averaged figures as opposed to the actual year-to-year performance of a fund.

In addition to average annual returns, a Fund may quote unaveraged or cumulative returns reflecting the simple change in value of an investment over a stated period. Average annual and cumulative returns may be quoted as a percentage or as a dollar amount, and may be calculated for a single investment, a series of investments, or a series of redemptions, over any time period. Returns may be broken down into their components of income and capital (including capital gains and changes in share price) to illustrate the relationship of these factors and their contributions to return. Returns may be quoted on a before-tax and an after-tax basis. Returns may or may not include the effect of a fund’s short-term trading fee or the effect of a fund’s small balance maintenance fee. Excluding a fund’s short-term trading fee or small balance maintenance fee from a return calculation produces a higher return figure. Returns, yields, if applicable, and other performance information may be quoted numerically or in a table, graph, or similar illustration.

From time to time, in advertisements or in reports to shareholders, a Fund’s yield or total return may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant indices. In addition, total return and yield data as reported in national financial publications such as Money Magazine, Forbes, Barron’s, The Wall Street Journal, and The New York Times, or in publications of a local or regional nature, may be used in comparing the performance of a Fund. The total return and yield of a Fund may also be compared to data prepared by Lipper, Inc.

From time to time, the Trust may include the following types of information in advertisements, supplemental sales literature and reports to shareholders: (1) discussions of general economic or financial principles (such as the effects of inflation, the power of compounding and the benefits of dollar-cost averaging); (2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions; (4) descriptions of past or anticipated portfolio holdings for one or more of the Funds within the Trust; (5) descriptions of investment strategies for one or more of such Funds; (6)descriptions or comparisons of various savings and investment products (including but not limited to insured bank products, annuities, qualified retirement plans and individual stocks and bonds) that may or may not include the Funds; (7) comparisons of investment products (including the Funds) with relevant market or industry indices or other appropriate benchmarks; and (8) discussions of Fund rankings or ratings by recognized rating organizations. The Trust may also include calculations, such as hypothetical compounding examples, that describe hypothetical investment results in such communications. Such performance examples will be based on an express set of assumptions and are not indicative of the performance of any of the Funds.

DISCLOSURE OF PORTFOLIO HOLDINGS INFORMATION

It is the policy of the Trust ("Disclosure Policies"), with respect to each of the Funds, to disclose to the general public the portfolio holdings of each of the Funds: (i) in regular public filings made with the Securities and Exchange Commission; and (ii) on a quarterly basis with a lag time of 30 days, by calling 1-888-266-8787. The Funds may also disclose portfolio holdings information in response to a request from a regulatory or other governmental entity.

Portfolio holdings information for the Funds may also be made available more frequently and prior to its public availability ("non-standard disclosure") to:

(1) the Funds’ service providers including the Funds’ custodian, administrator, fund accountant, financing agents, pricing services and certain others (such as auditors, proxy voting services and securities lending agents) necessary for the Funds’ day-to-day operations ("Service Providers"); and

(2) certain non-service providers including ratings agencies and other qualified financial professionals (such as Lipper Analytical Services, Moody’s Investors Service, Morningstar, Standard & Poor’s Rating Service and Thomson Financial) for such purposes as analyzing and ranking the Funds or performing due diligence and asset allocation) ("Non-Service Providers"). Generally such information is provided to non- service providers on a monthly and quarterly basis with a five-to-fifteen day lag. The above list of ratings agencies will be updated each year.

Prior to the release of non-standard disclosure to Non-Service Providers, the recipient must adhere to the following conditions:

(1) the recipient does not distribute the portfolio holdings or results of the analysis to third parties, other departments or persons who are likely to use the information for purposes of purchasing or selling the Funds before the portfolio holdings or results of the analysis become public information; and

(2) the recipient signs a written Confidentiality Agreement. Persons and entities unwilling to execute an acceptable Confidentiality Agreement may only receive portfolio holdings information that has otherwise been publicly disclosed in accordance with the Funds’ Disclosure Policies; or

(3) the recipient provides assurances of its duty of confidentially by such means as certification as to its policies’ adequacy to protect the information that is disclosed.

The Funds have determined that non-standard disclosure to each service and non-service providers fulfills legitimate business purpose and is in the best interest of shareholders and believes that these arrangements subject the recipients to a duty of confidentiality. Neither the Funds nor the Funds’ investment adviser or any sub- adviser may receive compensation or other consideration in connection with the disclosure of information about portfolio securities. These Disclosure Policies may not be waived or exceptions made, without the consent of the Funds’ Chief Compliance Officer. The Board of Trustees has approved this policy and will review any material changes to this policy, and shall periodically review persons or entities receiving non-standard disclosure. The Board of Trustees and Chief Compliance Officer (1) may, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information beyond those found in the Funds’ Disclosure Policies and

(2) will address any conflicts of interest involving non-standard disclosure.

TAXATION

The Fund has qualified and intends to qualify and elect annually to be treated as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). To qualify as a regulated investment company, a Fund must (a) distribute to shareholders at least 90% of its investment company taxable income (which includes, among other items, dividends, taxable interest and the excess of net short-term capital gains over net long-term capital losses); (b) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock, securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies; (c) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies). In addition, a Fund earning tax-exempt interest must, in each year, distribute at least 90% of its net tax-exempt income. By meeting these requirements, the Funds generally will not be subject to Federal income tax on their investment company taxable income and net capital gains which are distributed to shareholders. If the Funds do not meet all of these Code requirements, they will be taxed as ordinary corporations and their distributions will be taxed to shareholders as ordinary income.

Amounts, other than tax-exempt interest, not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, each Fund must distribute for each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (excluding any capital gains or losses) for the calendar year, (2) at least 98% of the excess of its capital gains over capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of such year, and (3) all ordinary income and capital gains net income (adjusted for certain ordinary losses) for previous years that were not distributed during such years. A distribution, including an "exempt-interest dividend," will be treated as paid on December 31 of a calendar year if it is declared by a Fund during October, November or December of that year to shareholders of record on a date in such a month and paid by the Fund during January of the following year.

Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

Some Funds and the Portfolio may invest in stocks of foreign companies that are classified under the Code as passive foreign investment companies ("PFICs"). In general, a foreign company is classified as a PFIC under the Code if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. Under the PFIC rules, an” excess distribution" received with respect to PFIC stock is treated as having been realized ratably over the period during which the Fund or the Portfolio held the PFIC stock. A Fund itself will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s or, in the case of the International Multi-Manager Stock Fund, the Portfolio’s holding period in prior taxable years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior taxable years) and the International Multi-Manager Stock Fund will be taxed on its proportionate share of the Portfolio’s excess distributions allocated to that holding period even though the Fund distributes the corresponding income to shareholders. Excess distributions include any gain from the sale of PFIC stock as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

A Fund or the Portfolio may be able to elect alternative tax treatment with respect to PFIC stock. Under an election that currently may be available, a Fund or the Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. In addition, other elections may become available that would affect the tax treatment of PFIC stock held by a Fund. Each Fund’s and the Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC stock.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC stock, as well as subject a Fund itself or the Portfolio to tax on certain income from PFIC stock, the amount that must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC stock. Investors should consult their own tax advisors in this regard. The Portfolio does not intend to acquire stock of issuers that are considered PFICs.

Distributions of investment company taxable income generally are taxable to shareholders as ordinary income. Distributions from certain of the Funds may be eligible for the dividends-received deduction available to corporations. To the extent dividends received by a Fund are attributable to foreign corporations, a corporation that owns shares will not be entitled to the dividends-received deduction with respect to its pro rata portion of such dividends, since the dividends-received deduction is generally available only with respect to dividends paid by domestic corporations. Proposed legislation, if enacted, would reduce the dividends received deduction from 70 to 50 percent.

Distributions of net long term capital gains, if any, designated by the Funds as long term capital gain dividends are taxable to shareholders as long-term capital gain, regardless of the length of time the Funds’ shares have been held by a shareholder. All distributions are taxable to the shareholder in the same manner whether reinvested in additional shares or received in cash. Shareholders will be notified annually as to the Federal tax status of distributions.

Distributions by a Fund reduce the net asset value of the Fund’s shares. Should a distribution reduce the  net asset value below a shareholder’s cost basis, such distribution, nevertheless, would be taxable to the shareholder as ordinary income or capital gain as described above, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, investors should be careful to consider the tax implications of buying shares just prior to a distribution by the Funds. The price of shares purchased at that time includes the amount of the forthcoming distribution. Those purchasing just prior to a distribution will receive a distribution which will nevertheless generally be taxable to them.

Upon the taxable disposition (including a sale or redemption) of shares of a Fund, a shareholder may realize a gain or loss depending upon his basis in his shares. Such gain or loss generally will be treated as capital gain or loss if the shares are capital assets in the shareholders hands. Such gain or loss will be long-term or short-term, generally depending upon the shareholder’s holding period for the shares. However, a loss realized by a shareholder on the disposition of Fund shares with respect to which capital gain dividends have been paid will, to the extent of such capital gain dividends, be treated as long-term capital loss if such shares have been held by the shareholder for six months or less. A loss realized on the redemption, sale or exchange of Fund shares will be disallowed to the extent an exempt-interest dividend was received with respect to those shares if the shares have been held by the shareholder for six months or less. Further, a loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced (whether by reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Shareholders receiving distributions in the form of additional shares will have a cost basis for Federal income tax purposes in each share received equal to the net asset value of a share of the Funds on the reinvestment date.

The taxation of equity options is governed by Code section 1234. Pursuant to Code section 1234, the premium received by a Fund for selling a put or call option is not included in income at the time of receipt. If the option expires, the premium is short-term capital gain to the Fund. If the Fund enters into a closing transaction, the difference between the amount paid to close out its position and the premium received is short-term capital gain or loss. If a call option written by a Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of such security and any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term depending upon the holding period of the security. With respect to a put or call option that is purchased by a Fund, if the option is sold, any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term, depending upon the holding period of the option. If the option expires, the resulting loss is a capital loss and is long-term or short-term, depending upon the holding period of the option, If the option is exercised, the cost of the option, in the case of a call Option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss.

Certain of the options, futures contracts, and forward foreign currency exchange contracts that several of the Funds and the Portfolio may invest in are so-called "section 1256 contracts." With certain exceptions, gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses ("60/40"). Also, section 1256 contracts held by a Fund or the Portfolio at the end of each taxable year (and, generally, for purposes of the 4% excise tax, on October 31 of each year) are "marked-to-market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as 60/40 gain or loss. Investors should contact their own tax advisors in this regard.

Generally, the hedging transactions undertaken by a Fund may result in "straddles" for Federal income tax purposes.  The straddle rules may affect the character of gains (or losses) realized by a Fund or the Portfolio. In addition, losses realized by a Fund on a position that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to a Fund of hedging transactions are not entirely clear, Hedging transactions may increase the amount of short-term capital gain realized by a Fund which is taxed as ordinary income when distributed to stockholders.

The Fund  may make one or more of the elections available under the Code which is applicable to straddles. If a Fund or the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a Fund that did not engage in such hedging transactions.  Investors should contact their own tax advisors in this regard.

Certain requirements that must be met under the Code in order for a Fund to qualify as a regulated investment company may limit the extent to which a Fund or, in the case of the International Multi-Manager Stock Fund, the Portfolio will be able to engage in transactions in options, futures, and forward contracts.

Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund or the Portfolio accrues interest, dividends or other receivables, or accrues expenses or other liabilities denominated in a foreign currency, and the time the Fund or the Portfolio actually collects such receivables, or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain options and forward and futures contracts, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase, decrease, or eliminate the amount of a Fund’s investment company taxable income to be distributed to its shareholders as ordinary income. Investors should contact their own tax advisors in this regard.

Income received by a Fund or the Portfolio from sources within foreign countries may be subject to withholding and other similar income taxes imposed by the foreign country. If more than 50% of the value of a Fund’s total assets at the close of its taxable year consists of securities of foreign governments and corporations, the Fund will be eligible and intends to elect to "pass-through" to its shareholders the amount of such foreign taxes paid by the Fund or, in the case of the International Equity Fund, its proportionate share of such taxes paid by the Portfolio. Pursuant to this election, a shareholder would be required to include in gross income (in addition to taxable dividends actually received) his pro rata share of the foreign taxes paid (or deemed paid) by a Fund, and would be entitled either to deduct his pro rata share of foreign taxes in computing his taxable income or to use it as a foreign tax credit against his U.S. Federal income tax liability, subject to limitations. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions, but such a shareholder may be eligible to claim the foreign tax credit (see below). Each shareholder will be notified within 60 days after the close of a Fund’s taxable year whether the foreign taxes paid by a Fund or the Portfolio will "pass-through" for that year and, if so, such notification will designate (a) the shareholder’s portion of the foreign taxes paid to each such country and (b) the portion of the dividend which represents income derived from foreign sources.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to his total foreign source taxable income. For this purpose, if a Fund makes the election described in the preceding paragraph, the source of the Fund’s income flows through to its shareholders. Gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuations gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables, will be treated as ordinary income derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income as defined for purposes of the foreign tax credit) including foreign source passive income of a Fund (including, in the case of the International Equity Fund, its proportionate share of the Portfolio’s foreign source passive income). The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals, and foreign taxes generally may not be deducted in computing alternative minimum taxable income.

The Funds are required to report to the IRS all distributions except in the case of certain exempt shareholders. All such distributions generally are subject to withholding of Federal income tax at a rate of 30% ("backup withholding") in the case of non-exempt shareholders if (1) the shareholder fails to furnish the Funds with and to certify the shareholder’s correct taxpayer identification number or social security number, (2) the IRS notifies the Funds or a shareholder that the shareholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect, or (3) when required to do so, the shareholder fails to certify that he is not subject to backup withholding. If the withholding provisions are applicable, any such distributions, whether reinvested in additional shares or taken in cash, will be reduced by the amounts required to be withheld. Backup withholding is not an additional tax. Any amount withheld may be credited against the shareholders U.S. Federal income tax liability. Investors may wish to consult their tax advisors about the applicability of the backup withholding provisions.

The foregoing discussion relates only to Federal income tax law as applicable to U.S. persons (i.e., U.S. citizens and residents and U.S. corporations, partnerships, trusts and estates). Distributions by the Funds also may be subject to state and local taxes and their treatment under state and local income tax laws may differ from the Federal income tax treatment. Distributions of a Fund which are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities may be exempt from state and local taxes in certain states. Shareholders should consult their tax advisors with respect to particular questions of Federal, state and local taxation. Shareholders who are not U.S. persons should consult their tax advisers regarding U.S. and foreign tax consequences of ownership of shares of the Funds including the likelihood that distributions to them would be subject to withholding of U.S. tax at a rate of 28% (or at a lower rate under a tax treaty).

2003 TAX ACT

Recently enacted tax legislation generally provides for a maximum tax rate for individual taxpayers of 15% on long-term capital gains from sales on or after May 6, 2003 and on certain qualifying dividend income. The rate reductions do not apply to corporate taxpayers. Each of the Funds will be able to separately designate distributions of any qualifying long-term capital gains. Each of the Funds investing in stock will also be able to designate qualifying dividends earned by the Fund that would be eligible for the lower minimum rate. A shareholder would also have to satisfy a more than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower rate. A portion of each Fund’s distributions from its investment income may also qualify for the dividends received deduction available to corporations (the corporate shareholder would need to have at least a 46 day holding period with respect to any such qualifying distribution). Because many companies in which the Funds invest do not pay significant dividends on their stock, the Funds will not generally derive significant amounts of qualifying dividend income that would be eligible for the lower rate on qualifying dividends and/or the corporate dividends received deduction.

To the extent that the Fund’s dividends are derived from its investment company taxable income (which includes interest on its temporary taxable investments and the excess of net short-term capital gain over net long-term capital loss), they are considered ordinary (taxable) income for Federal income tax purposes. Such dividends will not qualify for the dividends-received deduction for corporations. Distributions, if any, of net long-term capital gains (the excess of net long-term capital gain over net short-term capital loss) designated by a Fund as long- term capital gain dividends are taxable to shareholders as long-term capital gain regardless of the length of time the shareholder has owned shares of the Fund.

Upon redemption, sale or exchange of shares in this Fund, a shareholder will realize a taxable gain or loss, depending on whether the gross proceeds are more or less than the shareholder’s tax basis for the shares. The discussion above provides additional detail about the income tax consequences of disposing of Fund shares.

Deductions for interest expense incurred to acquire or carry shares of the Fund may be subject to limitations that reduce, defer, or eliminate such deductions. This includes limitations on deducting interest on indebtedness properly allocable to investment property (which may include shares of the Fund). In addition, a shareholder may not deduct a portion of interest on indebtedness incurred or continue to purchase or carry shares of an investment company (such as this Fund) paying exempt-interest dividends. Such disallowance would be in an amount which bears the same ratio to the total of such interest as the exempt-interest dividends bear to the total dividends, excluding net capital gain dividends received by the shareholder. Under rules issued by the IRS for determining when borrowed funds are considered used for the purposes of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.

Certain of the debt securities acquired by the Fund may be treated as debt securities that were originally issued at a discount.  Original issue discount can generally be defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income is actually received by the Fund, original issue discount on a taxable debt security earned in a given year generally is treated for Federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements of the Code. Original issue discount on an obligation, the interest from which is exempt from Federal income tax, generally will constitute tax-exempt interest income.

Some of the debt securities may be purchased by the Fund at a discount which exceeds the original issue discount on such securities, if any. This additional discount represents market discount for Federal income tax purposes. The gain realized on the disposition of any debt security having market discount will be treated as ordinary taxable income to the extent it does not exceed the accrued market discount on such debt security. Generally, market discount accrues on a daily basis for each day the debt security is held by the Fund at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Fund, at a constant yield to maturity which takes into account the semi-annual compounding of interest.

Under Kansas law, a mutual fund which qualifies as a regulated investment company generally must be at least 50% of its total assets in Kansas State and local issues at the end of each quarter of its taxable year in order to be eligible to pay dividends which will be exempt from Kansas personal income tax. Generally, shareholders who are Kansas residents will not incur Kansas personal income tax on the amount of exempt-interest dividends received by them from the Fund and derived from Kansas State and local issues, whether taken in cash or paid in additional shares. Gain on the sale or redemption of Fund shares is subject to Kansas personal income tax.

Shareholders will normally be subject to Kansas personal income tax on dividends paid from income derived from taxable securities and other taxable investments, and from securities issued by states other than Kansas and on distribution of capital and other taxable gains.

The Fund will be required to report to the IRS all distributions of investment company taxable income and net capital gains and gross proceeds from the redemption or exchange of the Fund’s shares, except in the case of certain exempt shareholders. All such distributions and proceeds from the redemption or exchange of the Fund’s shares may be subject to withholding of Federal income tax at the rate of 28% in the case of non-exempt shareholders who fail to furnish a Fund with their taxpayer identification numbers and with required certifications regarding their status under Federal income tax laws.

A deductible "environmental tax" of 0.12% is imposed on a corporation’s modified alternative minimum taxable income in excess of $2 million.  The environmental tax will be imposed even if the corporation is not required to pay an alternative minimum tax because the corporation’s regular income tax liability exceeds its minimum tax liability. To the extent that exempt-interest dividends paid by a Fund are included in alternative minimum taxable income, corporate shareholders may be subject to the environmental tax.

Opinions relating to the validity of municipal securities and the exemption of interest thereon from Federal income tax are rendered by bond counsel to the issuers. The Fund, the Adviser and its affiliates, and the Funds’ counsel make no review of proceedings relating to the issuance of state or municipal securities on the basis of such opinions.

Persons who may be "substantial users" (or "related persons" to substantial users) of facilities financed by private activity bonds should consult their tax advisers before purchasing shares of this Fund since the acquisition of shares of the Fund may result in adverse tax consequences to them. In addition, all shareholders of a Fund should consult their tax advisers about the tax consequences to them of their investments in the Fund.

Changes in the tax law, including provisions relating to tax-exempt income, frequently come under consideration. If such changes are enacted, the tax consequences arising from an investment in Kansas Tax-Exempt Bond Fund may be affected. Since the Trust does not undertake to furnish tax advice, it is important for shareholders to consult their tax advisers regularly about the tax consequences to them of investing in one or more of the American Independence Funds.

MISCELLANEOUS

As used in this SAI, a "majority of the outstanding shares" of a Fund means, with respect to the approval of an investment advisory agreement or change in an investment objective (if fundamental) or a fundamental investment policy, the lesser of (a) 67% of the shares of the particular Fund represented at a meeting at which the holders of more than 50% of the outstanding shares of such Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of such Fund.

If you have any questions concerning the Trust or any of the Funds, please call 1-888-266-8787.

APPENDIX A -- FUTURES AND OPTIONS

As previously stated, the Funds may enter into futures contracts and options in an effort to have fuller exposure to price movements in securities markets pending investment of purchase orders or while maintaining liquidity to meet potential shareholder redemptions and for other hedging and investment purposes. Such transactions are described in this Appendix. Futures contracts are contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on interest rates, various securities (such as U.S. government securities or a single stock ("security future")), securities indices ("stock index future"), foreign currencies, and other financial instruments and indices. These Funds may engage in futures transactions on both U.S. and foreign exchanges.

Futures contracts entered into by one of these Funds (other than single stock futures and narrow based security index futures) are traded either over the counter or on trading facilities such as contract markets, derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the Commodity Futures Trading Commission ("CFTC") or, with respect to certain contracts, on foreign exchanges. Single stock futures and narrow based security index futures are traded either over the counter or on trading facilities such as contract markets, derivatives transaction execution facilities, and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or, with respect to certain funds, on foreign exchanges. A clearing corporation associated with the exchange or trading facility on which futures are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

Neither the CFTC, the National Futures Association ("NFA"), the SEC nor any domestic exchange regulates activities of any foreign exchange or boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign exchange or board of trade or any applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures or foreign options transaction occurs. For these reasons, persons who trade foreign futures or foreign options contracts may not be afforded certain of the protective measures provided by the Commodity Exchange Act, the CFTC’s or SEC’s regulations and other federal securities laws and regulations and the rules of the NFA and any domestic exchange, including the right to use reparations proceedings before the CFTC and arbitration proceedings provided by the NFA or any domestic futures exchange. In particular, a Fund’s investments in foreign futures or foreign options transactions may not be provided the same protections in respect of transactions on United States futures exchanges.

I. INTEREST RATE FUTURES CONTRACTS.

Use of Interest Rate Futures Contracts.  Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Fund might use interest rate futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

The Fund presently could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by a Fund, through using futures contracts.

Description of Interest Rate Futures Contracts. An interest rate futures contract sale would create an obligation by a Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. For futures traded on certain trading facilities, the determination would be in accordance with the rules of the exchange or other trading facility on which the futures contract sale or purchase was made.

Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is affected by the Fund’s entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is affected by the Fund’s entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury bonds and notes; GNMA modified pass-through mortgage-backed securities; three-month United States Treasury bills; and ninety-day commercial paper. The Fund may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments. The Fund would deal only in standardized contracts on recognized exchanges and trading facilities.

Examples of Futures Contract Sale. The Fund might engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security in the Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). The Adviser wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and the Adviser believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of 98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93. In that case, the five-point loss in the market value of the portfolio security would be offset by the five-point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

The Adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an off-setting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

Examples of Futures Contract Purchase. A Fund might engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter-term securities whose yields are greater than those available on long-term bonds. The Fund’s basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Fund may purchase.

For example, assume that the market price of a long-term bond that a Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The Adviser wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the Adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rose from 98 to 103. In that case, the 5-point increase in the price that the Fund pays for the long-term bond would be offset by the 5-point gain realized by closing out the futures contract purchase.

The Adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

II. SECURITY FUTURES CONTRACTS AND STOCK INDEX FUTURES CONTRACTS.

Security Futures Contracts. The Fund may purchase and sell futures contracts for individual securities in order to seek to increase total return or to hedge against changes in securities prices. When securities prices are falling, the Fund can seek, by selling security futures contracts, to offset a decline in the value of its current portfolio securities. When securities prices are rising, the Fund can attempt, by purchasing security futures contracts, to secure better prices than might later be available in the market when it effects anticipated purchases. For example, the Fund may take a "short" position in the futures market by selling futures contracts to seek to hedge against an anticipated decline in market prices that would adversely affect the dollar value of the Fund’s portfolio securities. On other occasions, the Fund may take a "long" position by purchasing such futures contracts, for example, when it anticipates the purchase of a particular security when it has the necessary cash, but expects the prices then available in the applicable market to be less favorable than prices that are currently available.

Although under some circumstances prices of securities in the Fund’s portfolio may be more or less volatile than prices of such futures contracts, the Adviser will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any such differential by having the Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting the Fund’s securities portfolio. When hedging of this character is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of the Fund’s portfolio securities would be substantially offset by a decline in the value of the futures position.

Stock Index Futures Contracts. A stock or bond index assigns relative values to the stocks or bonds included in the index and the index fluctuates with changes in the market values of the stocks or bonds included. Some stock index futures contracts are based on broad market indexes, such as the S&P 500 or the New York Stock Exchange Composite Index. In contrast, there are also futures contracts on narrower market indexes, such as the S&P 100 or indexes based on an industry or market segment, such as oil and gas stocks. A stock or bond index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value (which assigns relative values to the common stocks or bonds included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying stocks in the index is made. Some stock index futures contracts are based on broad market indices, such as the S&P 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indices, such as the S&P 100 or indices based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the CFTC. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

The Fund will sell index futures contracts in order to offset a decrease in market value of its portfolio securities that might otherwise result from a market decline. The Fund may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, the Fund will purchase index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, the Fund will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

In addition, the Fund may utilize index futures contracts in anticipation of changes in the composition of its portfolio holdings. For example, in the event that the Fund expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. The Fund may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of its portfolio will decline prior to the time of sale.

The following are examples of transactions in stock index futures (net of commissions and premiums, if any):

ANTICIPATORY PURCHASE HEDGE: BUY THE FUTURE

Hedge Objective: Protect Against Increasing Price

Portfolio	Futures
Day Hedge is Placed -
Anticipate Buying $62,500 Equity Portfolio	Buying 1 Index Futures at 125 Value of Futures : $62,500/Contract
-Day Hedge is Lifted -
Buy Equity Portfolio with Actual Cost = $65,000 Increase in Purchase Price = $2,500	Sell 1 Index Futures at 130 Value of Futures = $65,000/Contract Gain on Futures = $2,500

HEDGING A STOCK PORTFOLIO: SELL THE FUTURE

Hedge Objective: Protect Against Declining Value of the Fund

Factors:

Value of Stock Fund = $1,000,000

Value of Futures Contract = 125 x $500 = $62,500

Fund Beta Relative to the Index = 1.0

Portfolio	Futures
- Day Hedge is Placed
Anticipate Selling $1,000,000 Equity Portfolio	Sell 16 Index Futures at 125 Value of Futures = $1,000,000
- Day Hedge is Lifted -
Equity Portfolio – Own stock with Value = $960,000 Loss in Fund Value = $40,000	Buy 16 Index Futures at 120 Value Futures = $960,000 Gain on Futures = $40,000

If, however, the market moved in the opposite direction, that is, market value decreased and the Fund had entered into an anticipatory purchase hedge, or market value increased and the Fund had hedged its stock portfolio, the results of the Fund’s transactions in stock index futures would be as set forth below.

ANTICIPATORY PURCHASE HEDGE: BUY THE FUTURE

Hedge Objective: Protect Against Increasing Price

Portfolio	Futures
- Day Hedge is Placed
Anticipate Buying $62,000 Equity Portfolio	Buying 1 Index Futures at 125 Value of Futures = $62,500
- Day Hedge is Lifted -
Buy Equity Portfolio with Actual Cost = $60,000 Increases in Purchase Price = $2,500	Sell 1 Index Futures at 120 Value Futures = $60,000/Contract Loss on Futures = $2,500

HEDGING A STOCK PORTFOLIO: SELL THE FUTURE

Hedge Objective: Protect Against Declining Value of the Fund

Factors:

Value of Stock Fund = $1,000,000

Value of Futures Contract = 125 x $500 = $62,500

Fund Beta Relative to the Index = 1.0

Portfolio	Futures
- Day Hedge is Placed
Anticipate Selling $1,000,000 Equity Portfolio	Sell 16 Index Futures at 125 Value of Futures = $1,000,000
- Day Hedge is Lifted -
Equity Portfolio – Own stock with Value = $1,040,000 Gain in Fund Value = $40,000	Sell 16 Index Futures at 130 Value Futures = $1,040,000 Loss of Futures = $40,000

III.  FUTURES CONTRACTS ON FOREIGN CURRENCIES.

To the extent the Fund invests in foreign securities, it may purchase and sell futures contracts on foreign currencies in order to seek to increase total return or to hedge against changes in currency exchange rates. A futures contract on foreign currency creates a binding obligation on one party to deliver, and a corresponding obligation on another party to accept delivery of, a stated quantity of a foreign currency, for an amount fixed in U.S. dollars. Foreign currency futures may be used by the Fund to hedge against exposure to fluctuations in exchange rates between the U.S. dollar and other currencies arising from multinational transactions. For example, the Fund may take a "short" position to seek to hedge against an anticipated decline in currency exchange rates that would adversely affect the dollar value of the Fund’s portfolio securities. On other occasions, the Fund may take a "long" position by purchasing such futures contracts, for example, when it anticipates the purchase of a particular security when it has the necessary cash, but expects the currency exchange rates then available in the applicable market to be less favorable than rates that are currently available.

IV. MARGIN PAYMENTS.

Unlike when the Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with the Fund’s custodian an amount of cash or liquid portfolio securities, the value of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-market. For example, when the Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the futures contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the Adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund’s position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

V. RISKS OF TRANSACTIONS IN FUTURES CONTRACTS.

There are several risks in connection with the use of futures by the Fund. One risk arises because of the imperfect correlation between movements in the price of the future and movements in the price of the securities which are the subject of a hedge. The price of the future may move more than or less than the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the future. If the price of the future moves more than the price of the hedged securities, the Fund will experience either a loss or gain on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of futures contracts, the Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the volatility over a particular time period of the prices of such securities has been greater than the volatility over such time period of the future, or if otherwise deemed to be appropriate by the Adviser. Conversely, the Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the securities being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the Adviser. It is also possible that, where the Fund has sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of securities held in the Fund may decline. If this occurred, the Fund would lose money on the future and also experience a decline in value in its portfolio securities.

Where futures are purchased to hedge against a possible increase in the price of securities before the Fund is able to invest its cash (or cash equivalents) in securities (or options) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest in securities or options at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

In instances involving the purchase of futures contracts by the Fund, an amount of cash or liquid portfolio securities, equal to the market value of the futures contracts, will be deposited in a segregated account with the Fund’s Custodian and/or in a margin account with a broker to collateralize the position and thereby reduce the leverage effect resulting from the use of such futures.

In addition to the possibility that there may be an imperfect correlation or no correlation at all, between movements in the futures and any securities being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the Adviser may still not result in a successful hedging transaction over a short time frame.

Positions in futures may be closed out only if there is a secondary market for such futures. Although the Fund intends to purchase or sell futures only where there appears to be active secondary markets, there is no assurance that a liquid secondary market will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will normally not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges and other trading facilities which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange, trading facility or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Successful use of futures by the Fund is also subject to the Adviser’s ability to predict correctly movements in the direction of the market. For example, if the Fund has hedged against the possibility of a decline in the market adversely affecting securities held in its portfolio and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

VI. OPTIONS ON FUTURES CONTRACTS.

The Fund may purchase options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss.

Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs).

VII. OTHER TRANSACTIONS.

The Fund is authorized to enter into transactions in any other futures or options contracts which are currently traded or which may subsequently become available for trading. Such instruments may be employed in connection with the Fund’s hedging and other investment strategies if, in the judgment of the Adviser, transactions therein are necessary or advisable.

VIII. ACCOUNTING TREATMENT.

Accounting for futures contracts and options will be in accordance with generally accepted accounting principles.

APPENDIX B

PROXY VOTING POLICIES AND PROCEDURES

AMERICAN INDEPENDENCE FUNDS TRUST

PROXY VOTING POLICY AND PROCEDURES

The Board of Trustees of American Independence Funds Trust (the "Trust") hereby adopts the following policy and procedures with respect to voting proxies relating to portfolio securities (the "Securities") held by certain of the Trust’s investment portfolios ("Funds"):

I. POLICY

A. It is the policy of the Board of Trustees of the Trust (the "Board") to delegate the responsibility for voting proxies relating to Securities held by the Funds to American Independence Financial Services, LLC (the "Adviser") as a part of the Adviser’s general management of the Funds, subject to the Board’s continuing oversight. The voting of proxies is an integral part of the investment management services provided by the Adviser pursuant to the advisory contract. As the Adviser and Foreside, the Funds’ principal underwriter, are not affiliates, the delegation of authority to the Adviser to vote proxies relating to portfolio securities eliminates the potential for conflicts of interest between Foreside and the Funds’ shareholders from the proxy voting process.

B. The Adviser may, but is not required to, further delegate the responsibility for voting proxies relating to Securities held by the Funds to a sub-adviser (each a "Sub-Adviser") retained to provide investment advisory services to certain Funds. If such responsibility is delegated to a Sub-Adviser, then the Sub-Adviser shall assume the fiduciary duty and reporting responsibilities of the Adviser under these policy guidelines.

II. FIDUCIARY DUTY

The right to vote a proxy with respect to Securities held by the Funds is an asset of the Company. The Adviser or Sub-Adviser, to which authority to vote on behalf of the Funds is delegated, acts as a fiduciary of the Funds and must vote proxies in a manner consistent with the best interest of the Funds and its shareholders.

III. PROCEDURES

The following are the procedures adopted by the Board for the administration of this policy:

A. Review of Adviser’s Proxy Voting Procedures. The Adviser with authority to vote proxies on behalf of the Funds shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any of these documents.

B. Voting Record Reporting. No less frequently than annually, the Adviser shall report to the Board a record of each proxy voted with respect to Securities of the Funds during the year. With respect to those proxies that the Adviser has identified as involving a conflict of interest, the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved. As it is used in this document, the term "conflict of interest" refers to a situation in which the Adviser or affiliated persons of the Adviser have a financial interest in a matter presented by a proxy other than its duties as investment adviser to the Funds which compromises the Adviser’s independence of judgment and action with respect to the voting of the proxy.

IV. REVOCATION

The delegation by the Board of the authority to vote proxies relating to Securities of the Funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V. ANNUAL FILING

The Company shall file an annual report of each proxy voted with respect to Securities of the Funds during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VI. DISCLOSURES

A. The Company shall include in its registration statement:

1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to Securities; and

2. A statement disclosing that information regarding how the Company voted proxies relating to Securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Company’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC website.

B. The Company shall include in its Annual and Semi-Annual Reports to shareholders:

1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Company to determine how to vote proxies relating to Securities of the Funds is available without charge, upon request, by calling the Company’s toll-free telephone number; or through a specified Internet address; and on the SEC website.

2. A statement disclosing that information regarding how the Company voted proxies relating to Securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Company’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC website.

VII. REVIEW OF POLICY

At least annually, the Board shall review this Policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

Adopted: July 12, 2005

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

PROXY VOTING POLICY AND PROCEDURES

GENERAL POLICY

            It is the policy of American Independence Financial Services, LLC ("AIFS") to consider and vote each proxy proposal in the best interests of clients and account beneficiaries with respect to securities held in the accounts of clients for whom AIFS provides discretionary investment management services and have authority to vote their proxies.

            AIFS may vote proxies as part of its authority to manage, acquire and dispose of account assets. AIFS will not vote proxies if the advisory agreement does not provide for AIFS to vote proxies or the "named fiduciary" for an account has explicitly reserved the authority for itself.

            When voting proxies for client accounts, AIFS’s primary objective is to make voting decisions solely in the best interests of clients and account beneficiaries.  In fulfilling its obligations to clients, AIFS will act in a manner deemed to be prudent and diligent and which is intended to enhance the economic value of the underlying securities held in client accounts. If appropriate to do so, AIFS may employ an independent service provider to vote a proxy or to advise in the voting of a proxy. In certain situations, a client or its fiduciary may provide AIFS with a statement of proxy voting policy. In these situations, AIFS will generally seek to comply with such policy to the extent it would not be inconsistent with the fiduciary responsibility of AIFS.

PROCEDURES FOR VOTING PROXIES

            These procedures are adopted pursuant to the policy cited above and are hereby delegated to the Proxy Committee.  The Proxy Committee may consist of executive, investment, compliance, legal and operations personnel. The Proxy Committee will review these procedures on a yearly basis and make such changes as it believes are necessary to maintain compliance with applicable federal securities regulations.

EVALUATION AND VOTING

            The Proxy Committee shall designate one or more employees of AIFS (each a "designated employee") to review each proxy received by AIFS for which AIFS has the responsibility to vote and to ensure that all proxies are voted according to AIFS’s guidelines.

            1.   The issues presented in the proxy materials;

            2.  The interests of AIFS, if any, in those issues;

            3.   How the proxy will be voted; and

            The record will include any external conversations and copies of all other materials that were material to the evaluation and recommendation made by the designated employee. Where an apparent conflict of interest exists, or where the designated employee requires additional guidance, the nature and circumstances of the proxy will be brought to the attention of the Proxy Committee, which will determine how the proxy will be voted.

            In cases where a client has asked AIFS for advice with respect to a proxy, the designated employee will submit a memorandum containing the recommendation to the Proxy Committee, which will:

            1.   Endorse the memorandum for delivery to the client;

            2.   Return the memorandum for further consideration; or

            3.   In the case of a potential conflict of interest or basic disagreement about the voting of the 3 proxy, submit the memorandum to the Investment Policy Committee for direction with respect to the advice AIFS should provide to the client with respect to the proxy. CONFLICTS OF INTEREST

            AIFS will maintain a list of those companies which issue publicly traded securities and with which affiliates of AIFS has such a relationship that proxies presented with respect to those companies may, or may be perceived to give rise to a conflict of interest between AIFS and its clients.

            The term "conflict of interest" refers to a situation in which affiliates of AIFS has a financial interest in a matter presented by a proxy other than the obligation AIFS incurs as investment adviser and any other client which may compromise AIFS’s freedom of judgment and action with respect to the voting of the proxy. Examples of such a situation include:

            1.   Companies affiliated with Trustees;

            2.   Companies affiliated with officers of AIFS; and

            3.   Companies that maintain significant business relationships with AIFS or is actively seeking a significant business relationship.

            Proxies that are received from companies on the list will be directed by the designated employee to the Proxy Committee for its review and consideration. The Proxy Committee will determine, based on a review of the issues raised by the solicitation, the nature of the potential conflict and, most importantly, AIFS’s commitment to vote proxies in the best interests of client accounts, how the proxy will be voted.

            In rare instances, the Proxy Committee may decline to vote the proxy when the cost of addressing the potential conflict of interest is greater than the benefit to the Funds or any other clients of voting the proxy.

            All votes submitted by IFS on behalf of its clients are not biased in any way by other clients of AIFS. For example, the fact that XYZ Corporation is a client of AIFS does not impact the proxy voting of XYZ stock that may be held in the portfolios of other clients. All proxy voting proposals are voted with regard to enhancing shareholder wealth and voting power (unless otherwise directed by a client with respect to that client’s stock).

REPORTING AND DISCLOSURE

            Once each year, AIFS shall include in its presentation materials to the Boards of Trustees of the investment companies which it serves as investment adviser, a record of each proxy voted with respect to portfolio securities of the investment companies during the year. With respect to those proxies that AIFS has identified as involving a conflict of interest, AIFS shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

            AIFS shall disclose within its Form ADV how other clients can obtain information on how their securities were voted. AIFS shall also describe this proxy voting policy and procedures within the Form ADV, along with a disclosure that a client shall be provided a copy upon request.

RECORDKEEPING

AIFS shall retain records relating to the voting of proxies, including:

            1.   A copy of this proxy voting policy and procedures relating to the voting of proxies.

            2.   A copy of each proxy statement received by AIFS regarding portfolio securities in AIFS client accounts.

            3.   A record of each vote cast by AIFS on behalf of a client.

            4.   A copy of each written client request for information on how AIFS voted proxies on behalf of the client account, and a copy of any written response by AIFS to the client account.

            5.   A copy of any document prepared by AIFS that was material to making a decision regarding how to vote proxies or that memorializes the basis for the decision.

            AIFS shall rely on proxy statements filed on the SEC’s EDGAR system instead of maintaining its own copies.

            These records shall be retained for five (5) years from the end of the fiscal year during which the last entry was made on such record and during the first two (2) years onsite at the appropriate office of AIFS.

SCHEDULE A

            The following is a concise summary of AIFS’s proxy voting policy guidelines.

1.   AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

            -           An auditor has a financial interest in or association with the company, and is therefore not independent

            -           Fees for non-audit services are excessive, or

            -           There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.

2.   BOARD OF TRUSTEES

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all Trustees annually.

Independent Chairman (Separate Chairman/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside Trustees of CEO pay.

Majority of Independent Trustees/Establishment of Committees

Vote FOR shareholder proposals asking that a majority or more of Trustees be independent unless the board composition already meets the threshold for definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent Trustees if they currently do not meet that standard.

3.   SHAREHOLDER RIGHTS

Shareholder Ability to Act by Written Consent

            -           Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

            -           Vote FOR proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Call Special Meetings

            -           Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

            -           Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

            -           Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements. Cumulative Voting

            -           Vote AGAINST proposals to eliminate cumulative voting.

            -           Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company’s other governance provisions.

Confidential Voting

            -           Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

            -           Vote FOR management proposals to adopt confidential voting.

4.   PROXY CONTESTS

            -           Voting for Director Nominees in Contested Elections

            -           Votes in a contested election of Trustees must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management’s track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE.

5.   POISON PILLS

            -           Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill and management proposals to ratify a poison pill.

6.   MERGERS AND CORPORATE RESTRUCTURINGS

            -           Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.   REINCORPORATION PROPOSALS

Proposals to change a company’s state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8.   CAPITAL STRUCTURE Common Stock Authorization

            -           Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis..

            -           Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

Dual-class Stock

            -           Vote AGAINST proposals to create a new class of common stock with superior voting rights.

            -           Vote FOR proposals to create a new class of nonvoting or sub voting common stock if:

            -           It is intended for financing purposes with minimal or no dilution to current shareholders

            -           It is not designed to preserve the voting power of an insider or significant shareholder

9.   EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC’s rules, AIFS will value every award type. AIFS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders’ equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once AIFS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

Management Proposals Seeking Approval to Reprice Options Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

    -   Historic trading patterns

   -    Rationale for the repricing

   -    Value-for-value exchange

   -    Option vesting

   -    Term of the option

   -    Exercise price

   -    Participation

Employee Stock Purchase Plans

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

     -    Purchase price is at least 85 percent of fair market value

     -    Offering period is 27 months or less, and

     -    Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

Shareholder Proposals on Compensation

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.  SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.